UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
INFORMATION REQUIRED IN
PROXY STATEMENT
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VMware, Inc.

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VMWARE, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2020
To the Stockholders of VMware, Inc.:
Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Wednesday, July 15, 2020, at 8:30 a.m. Pacific time (“Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.
We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.
We are holding the meeting for the following purposes:

1.
to elect three members nominated by us to the Board of Directors (“Board”) to serve as Class I directors, of which two are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class, each for a three-year term expiring at the 2023 Annual Meeting;

2.	to approve, on an advisory basis, named executive officer compensation;

3.	to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending January 29, 2021; and

4.	to transact any and all other business that may properly come before the meeting or any adjournments thereof.
All stockholders of record of our common stock at the close of business on May 18, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting www.proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of the Annual Meeting and saves us postage and processing costs.
Stockholders of record as of May 18, 2020 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2020 and entering the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will be available beginning at 8:15 a.m. Pacific time. Please allow ample time for the online check-in procedures.

By order of the Board of Directors

Amy Fliegelman Olli
Senior Vice President, General Counsel and Secretary
Palo Alto, California
May 28, 2020

i

VMWARE, INC.
3401 Hillview Avenue
Palo Alto, California, 94304
PROXY STATEMENT
 ________________________________
GENERAL
We invite our stockholders to participate in our 2020 annual meeting of stockholders (“Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Wednesday, July 15, 2020 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW2020. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (“Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.
If you owned VMware Class A common stock (“Class A Stock”) or Class B common stock (“Class B Stock”) at the close of business on May 18, 2020 (“Record Date”), then you may participate in and vote at the meeting. There are three items that are scheduled to be voted on at the Annual Meeting:

•
election of three members nominated by us to the Board of Directors (“Board”) to serve as Class I directors, of which two are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class, each for a three-year term expiring at the 2023 Annual Meeting;

•	an advisory vote to approve named executive officer compensation; and

•	ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending January 29, 2021.
Dell Technologies Inc. (“Dell”) is our parent company through its ownership of EMC Corporation (“EMC”), VMW Holdco LLC and EMC Equity Assets LLC, each a holder of Class B Stock and indirect, wholly owned subsidiaries of Dell. Accordingly, as of the Record Date, Dell controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.4%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. Class B Stock is entitled to ten votes per share on each proposal, except the election of the Class I, Group II director, on which Class B Stock is entitled to one vote per share. Additionally, the election of the Class I, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Annual Meeting.”
References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation.
OUR BOARD OF DIRECTORS AND NOMINEES
The Board is currently composed of nine members. The number of directors constituting the Board may be set by resolution of the Board, however, the Board may not consist of less than six directors nor more than twelve directors.
The Board is divided into two groups, Group I and Group II. The holders of Class B Stock, voting separately as a class, are entitled to elect directors representing a minimum of 80% of the total number of the directors constituting the Board without vacancies. These directors are Group I directors. Holders of Class A Stock and Class B Stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.
The Board is also divided into three classes, with each class serving for a staggered three-year term. The Board consists of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the Annual Meetings held during the calendar years 2020, 2021 and 2022, respectively. The following table lists the current members of the Board, the committees, group and class to which they belong and designates which directors the Board determined to be independent under the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”):

Director	Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee	Director Group	Director Class	Independent Director
Anthony Bates		✓	✓(C)		Group II	Class I	✓
Marianne Brown		✓		✓	Group I	Class III	✓
Michael Brown	✓(C)	✓		✓	Group I	Class II	✓
Donald Carty	✓				Group I	Class III	✓
Michael Dell*					Group I	Class I
Egon Durban			✓		Group I	Class I
Karen Dykstra	✓			✓(C)	Group I	Class II	✓
Patrick Gelsinger			✓		Group I	Class II
Paul Sagan**	✓	✓(C)			Group I	Class III	✓
____________________
(C) Chair of the Committee
* Chairman of the Board
** Lead Director
Directors Standing For Election
Directors Anthony Bates, Michael Dell and Egon Durban have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.
Information concerning the nominees is presented below:
Anthony Bates
Class I, Group II
Term expires: 2020 Annual Meeting
Mr. Bates, age 53, has served as a director of VMware since February 2016. Mr. Bates has served as Chief Executive Officer (“CEO”) of Genesys Telecommunications Laboratories, Inc., a customer experience software platform provider, since May 2019. Mr. Bates served as a board partner at Social Capital, an investment firm, from August 2018 until May 2019 and was CEO, Growth Equity at Social Capital from June 2017 until August 2018. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. From June 2013 until March 2014, Mr. Bates was Executive Vice President, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was CEO of Skype Inc., from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the board of directors of eBay Inc.
Mr. Bates has extensive executive leadership experience in the technology industry, including managing worldwide operations, sales, service and support areas. His leadership experience and service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.

Michael Dell
Class I, Group I
Term expires: 2020 Annual Meeting
Mr. Dell, age 55, has served as a director and Chairman of the Board (“Chairman”) of VMware since Dell acquired EMC Corporation (“EMC”), VMware’s then-parent company, in September 2016 (the “Dell Acquisition”). Mr. Dell serves as a director, Chairman and CEO of Dell, a provider of scalable IT systems. Mr. Dell has held the title of Chairman of Dell Inc. since he founded the company in 1984. Mr. Dell also served as CEO of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. Mr. Dell also serves as a director and non-executive Chairman of the board of SecureWorks Corp. (“SecureWorks”), a majority-owned subsidiary of Dell.
As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.
On October 13, 2010, a federal district court approved settlements by Dell Inc. and Mr. Dell with the Securities and Exchange Commission (“SEC”) resolving an SEC investigation into Dell’s disclosures and alleged omissions before fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation and into separate accounting and financial reporting matters. Dell Inc. and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with common SEC practice. The SEC’s allegations with respect to Mr. Dell and his settlement were limited to the alleged failure to provide adequate disclosures with respect to Dell Inc.’s commercial relationship with Intel Corporation prior to fiscal year 2008. Mr. Dell’s settlement did not involve any of the separate accounting fraud charges settled by Dell Inc. and others. Moreover, Mr. Dell’s settlement was limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges. Under his settlement, Mr. Dell consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting. Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act of 1933 (“Securities Act”) and Rule 13a-14 under the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act. In addition, Mr. Dell agreed to pay a civil monetary penalty of $4 million, which has been paid in full. The settlement did not include any restrictions on Mr. Dell’s continued service as an officer or director of Dell, Inc.
Egon Durban
Class I, Group I
Term expires: 2020 Annual Meeting
Mr. Durban, age 46, has served as a director of VMware since the Dell Acquisition in September 2016. Mr. Durban has been a director of Dell since October 2013. Mr. Durban has been Co-CEO of Silver Lake, a global private equity firm, since December 2019 and previously served as a Managing Partner and Managing Director of the firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. Mr. Durban also serves on the board of directors of Motorola Solutions, Inc. and Twitter, Inc.
As Co-CEO of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.
Directors Not Standing For Election
Information concerning our continuing directors is presented below:

Marianne Brown
Class III, Group I
Term expires: 2022 Annual Meeting
Ms. Brown, age 61, has served as a director of VMware since October 2019. Ms. Brown served as Corporate Executive Vice President and Co-Chief Operating Officer (“COO”), Global Financial Solutions segment of Fidelity National Information Services, Inc. (FIS), a financial software, services and global business solutions provider from January 2018 through December 2019. Ms. Brown served as COO, Institutional and Wholesale Business of FIS since December 2015, when FIS acquired SunGard Financial Systems LLC, a software and IT services provider, at which she had served as COO from February 2014. From 2006 to 2014, Ms. Brown served as President and CEO of Omgeo, a global financial services technology company, and from 2005 to 2006 she was CEO of the Securities Industry Automation Corporation (“SIAC”), a subsidiary of the New York Stock Exchange that provides computers and communications systems to the New York and American stock exchanges. Prior to joining SIAC, Ms. Brown spent 26 years with Automatic Data Processing, Inc. (“ADP”), a provider of human capital management solutions to employers, in various positions of increasing responsibility in areas including customer service, account management and sales, operations, technology and development. Ms. Brown is also a director of Akamai Technologies, Inc. (“Akamai”) and Northrop Grumman Corporation.

Ms. Brown brings to our Board executive leadership experience that includes extensive background in companies providing software, services and global business solutions to large enterprise customers. Her leadership experience in the financial services industry provides valuable insights into the business requirements and expectations that enterprise customers have for complex IT solutions, such as those offered by VMware. Her extensive experience as a COO also provides unique insight into the challenges of developing and implementing business solutions at a global scale.
Michael Brown
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Brown, age 74, has served as a director of VMware since April 2007. Mr. Brown was a director of EMC from August 2005 until May 2016. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer (“CFO”) of Microsoft Corporation. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the Nasdaq Stock Market board of directors and as a past governor of the National Association of Securities Dealers (“NASD”). Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown was a director of Insperity, Inc. from 1997 to June 2017. Mr. Brown is a director of Stifel Financial Corp, where he chairs the audit committee.
Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of the board of the Nasdaq Stock Market and as a governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.
Donald Carty
Class III, Group I
Term expires: 2022 Annual Meeting
Mr. Carty, age 73, has served as a director of VMware since December 2015. Mr. Carty is currently a private investor. Mr. Carty served as a director of EMC Corporation, VMware’s then-parent company, from January 2015 until the Dell Acquisition in September 2016. Mr. Carty served as Chairman of Virgin America Inc. from February 2006 to December 2016, when Virgin was acquired by Alaska Air Group, Inc. He served as Vice Chairman and CFO of Dell, Inc. from January 2007 to June 2008, and as Chairman and CEO of AMR Corporation and American Airlines from May 1998 to April 2003. Mr. Carty is also a director of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines, Inc., where he serves on the audit committee, compensation committee, safety committee and executive committee, and is a director of Canadian National Railway Company, where he chairs the audit committee and serves on the environment, safety and security committee, the human resources and compensation committee, the strategic planning committee, and the pension and investment committee.

Mr. Carty is a seasoned executive who brings to our Board significant financial acumen, industry insight and strategic planning experience gained from his previous leadership positions and service as the CFO of a global technology company. His service on other public company boards, including as a member of their audit committees, also provides him with valuable experience.

Karen Dykstra
Class II, Group I
Term expires: 2021 Annual Meeting
Ms. Dykstra, age 61, has served as a director of VMware since March 2016. Ms. Dykstra served as CFO and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 until July 2015, and as Executive Vice President and CFO of AOL from September 2012 until November 2013. Ms. Dykstra served on the board of directors of AOL from 2009 until September 2012, including service as Chair of the audit committee during her last two years on the AOL board. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as COO and CFO of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with ADP, from 1981 through 2006, serving most recently as CFO from January 2003 to May 2006, and previously as Vice President - Finance, Corporate Controller and in other capacities. Ms. Dykstra is currently a director of Gartner, Inc., where she serves on the audit committee, and is a director of Boston Properties, Inc., where she also serves on the audit committee.
Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of several other public company boards.
Patrick Gelsinger
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Gelsinger, age 59, has served as CEO and a director of VMware since September 2012. Prior to joining VMware, he served as President and COO, EMC Information Infrastructure Products at EMC from September 2009 to August 2012. Mr. Gelsinger joined EMC from Intel Corporation, where he was Senior Vice President and Co-General Manager of Intel Corporation’s Digital Enterprise Group from 2005 to September 2009 and served as Intel’s Senior Vice President, Chief Technology Officer from 2002 to 2005. Prior to this, Mr. Gelsinger led Intel’s Desktop Products Group.
As CEO of VMware, Mr. Gelsinger has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Gelsinger’s extensive experience as part of executive management teams for global information technology companies provides our Board with significant expertise on a variety of issues important to our business.
Paul Sagan
Class III, Group I
Term expires: 2022 Annual Meeting

Mr. Sagan, age 61, has served as a director of VMware since April 2014 and as VMware’s Lead Director since February 2015. Mr. Sagan has been Managing Director at General Catalyst, a venture capital firm, since January 2018, and previously served there as an Executive In Residence (XIR) from January 2014. Mr. Sagan was a director of EMC from December 2007 until the Dell Acquisition in September 2016. From April 2005 to January 2013, Mr. Sagan served as CEO of Akamai, a provider of services for accelerating the delivery of content and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and COO. Mr. Sagan was a member of President Obama’s National Security Telecommunications Advisory Committee from December 2010 until January 2017. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is also a director of Moderna, Inc.
As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan brings to our Board significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and has been senior advisor to the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.
Selection and Nomination of Directors
Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.
The Compensation and Corporate Governance Committee (“CCG Committee”) identifies, evaluates and recommends director candidates to the entire Board. The CCG Committee reviews and assesses the skills and characteristics it believes are or may be required for Board service based on the needs of our business. The CCG Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The CCG Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that diversity of viewpoints and experiences is an important consideration in determining the composition of the Board. The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s annual self-evaluation process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware CCG Committee, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the CCG Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.
Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Annual Meeting—What is the deadline to propose actions for consideration at the 2021 Annual Meeting or to nominate individuals to serve as directors?”
CORPORATE GOVERNANCE
For purposes of the NYSE Rules, VMware is a “controlled company” because more than 50% of the voting power of VMware is held by Dell. Accordingly, pursuant to section 303A.00 of the NYSE Rules, we are exempt from certain NYSE corporate governance requirements and do avail ourselves of these exemptions. In particular, as a controlled company under the NYSE Rules, we are exempt from the requirements to have a:

•	majority of independent directors on our Board; and

•
nominating and corporate governance committee and a compensation committee that are each composed entirely of independent directors and that each have a charter addressing the respective committee’s purpose and responsibilities.

In light of our position as a controlled company, we have opted to establish a single CCG Committee that combines corporate governance and compensation oversight, instead of separate compensation and nominating and corporate governance committees. However, our CCG Committee is voluntarily comprised entirely of independent directors.
Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, Mergers and Acquisitions and Related Persons Transactions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.
Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the SEC and the NYSE Rules. Highlights include:

•
Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies in addition to VMware. Our CCG Committee considers the number of other public company boards on which a director or director candidate serves.

•
Directors who change job responsibilities outside VMware must promptly inform the CCG Committee. The CCG Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director tender his or her resignation. If so requested, the director is expected to promptly tender his or her resignation from the Board and its committees.

•
We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” his or her election in an uncontested election to promptly offer to resign from the Board and its committees following certification of the stockholder vote. The policy provides that the CCG Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such offered resignation. The Board will consider the CCG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

•
Our Corporate Governance Guidelines require the CCG Committee to review committee assignments annually and, with the Chairman of the Board, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee, except with respect to the RPT Committee, which selects its own chair. Our current committee membership is set forth in “Board of Directors, Independence and Committees—Committees of the Board.”

•	The Lead Director oversees an annual evaluation process of the Board and each committee of the Board as follows:

–	each director annually evaluates the Board as a whole;

–
each member of the Audit Committee, CCG Committee, Mergers and Acquisitions Committee (“M&A Committee”) and Related Persons Transactions Committee (“RPT Committee”) annually evaluates the committees on which he or she serves;

–	each director annually prepares an individual self-evaluation; and

–	the Lead Director reports on, and makes recommendations to the Board with respect to, the evaluations.

•
To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors, the entire Board and the Audit Committee (see “Information About the Annual Meeting—How do I contact VMware’s Board of Directors”). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons.

•	In addition to the communications above and pursuant to our Corporate Governance Guidelines, it is our Board’s policy to provide a response to any stockholder proposal that receives a majority vote.

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Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.

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Our non-management directors meet in executive session without management at least twice each year, during which the Chairman acts as presiding director. Independent directors meet in executive session at least once each year, during which the Lead Director acts as the presiding director.

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Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Class A Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.
Our Leadership Structure
Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agendas for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback to the CEO on company performance. The leadership structure of the Board has not impacted the Board’s ability to provide effective oversight of risk management.
Lead Director
Mr. Sagan has been our Lead Director since February 2015. The responsibilities of our Lead Director include:

•	serving as chair of any Board meeting, or portion of a meeting, at which the Chairman is not present;

•	providing the Chairman and the CEO with input on the preparation of Board meeting agendas, including those portions of Board meetings not attended by the Chairman and Board committee meetings;

•	providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;

•	consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;

•	communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;

•
supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the CCG Committee and, where appropriate, to the Board as a whole; and

•	performing such other duties as may be requested from time to time by the Board.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.
Our M&A Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.
Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and plans to take to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. Our Audit Committee also oversees management’s compliance with applicable legal and regulatory requirements and the risks related to potential non-compliance, including those related to cybersecurity matters and concerns, information security and data privacy. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer, our Chief Information Security Officer (“CISO”), our internal auditors and our independent auditor. The Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with senior members of the Company’s management team, including our CFO and the head of our internal audit group.
The internal audit group reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the Company’s executive staff in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and stockholder value. The head of internal audit meets with and regularly reports to the Audit Committee.
Our CCG Committee oversees and reviews with management our executive officer and employee compensation plans and programs that could have a material impact on VMware for each of our functional groups. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the CCG Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our Company.
BOARD OF DIRECTORS, INDEPENDENCE AND COMMITTEES
Board Independence
As a controlled company, under the NYSE Rules, we are exempt from the requirement to have a majority of independent directors on the Board. However, the Board has affirmatively determined that six of our nine directors are independent of VMware under the NYSE Rules. Specifically, each of Directors Anthony Bates, Marianne Brown, Michael Brown, Donald Carty, Karen Dykstra and Paul Sagan are independent. The Board considered all facts and circumstances it deemed relevant in making such determinations of independence, including business relationships between VMware and companies on which our independent directors serve as board members. The Board affirmatively concluded that none of these relationships are of a material nature or are of a nature that would preclude such directors from being deemed independent under NYSE Rules.
Ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s initial public offering (“IPO”), in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of any of our directors and officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Transactions with Dell are also subject to review by our RPT Committee pursuant to our Policies and Procedures with Respect to Related Persons Transactions. From time to time, our Board may also establish ad hoc special committees comprised of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions involving Dell. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Dell becomes aware through his personal capacity, his capacity as Chairman and CEO of Dell, his capacity as the founder and controlling owner of MSD Capital or through any other entity in which MSD Capital or its affiliates has an interest, and of which Mr. Durban becomes aware through his personal capacity, his capacity as a member of the board of directors of Dell, his capacity as Co-CEO of Silver Lake or through any other entity in which Silver Lake or its affiliates has an interest. Pursuant to resolutions adopted by the Board, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Sagan becomes aware through his personal capacity or through his capacity as Managing Director at General Catalyst or through any other entity in which General Catalyst or its affiliates has an interest. For more information, see “Review and Approval of Transactions with Related Persons.”

Attendance at Board, Committee and Annual Stockholder Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board. During the fiscal year ended January 31, 2020 (“FY20”), the Board held seven meetings. Each incumbent director serving during FY20 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting. All members of the then-current Board attended our 2019 Annual Meeting.
Committees of the Board
The Board has established four standing committees: the Audit Committee, the CCG Committee, the M&A Committee and the RPT Committee. Each committee operates pursuant to a written charter, as adopted by the Board, that is available on the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee
Michael Brown (C)*	Anthony Bates*	Anthony Bates (C)*	Marianne Brown*
Donald Carty*	Marianne Brown*	Egon Durban	Michael Brown*
Karen Dykstra*	Michael Brown*	Patrick Gelsinger	Karen Dykstra (C)*
Paul Sagan*	Paul Sagan (C)*
____________________
(C) Chair of the Committee.
* Independent director under the NYSE Rules.
Audit Committee
The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to audit committee members. The Board has also determined that each of Directors Brown, Carty, Dykstra and Sagan is an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.
The Audit Committee held 12 meetings in FY20. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter and such other matters as the committee deems appropriate.
In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints the head of the internal audit department and oversees the Company’s internal audit function, reviews the appointments of our Chief Ethics and Compliance Officer and our CISO, receives periodic reports on ethics and compliance and information security matters, and is notified of any significant ethics and compliance and cybersecurity matters.

During FY20, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our Chief Legal Officer or General Counsel, our Chief Ethics and Compliance Officer, our CISO, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, cybersecurity matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.
The Audit Committee reviewed and discussed our FY20 financial statements with our management and our independent auditor. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, the use of non-GAAP financial metrics as a measure of financial performance, and the clarity of disclosures in the financial statements.
Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC and discusses with management the earnings press releases, as well as the disclosure of financial information and earnings guidance provided to investors. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing our financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.
Compensation and Corporate Governance Committee
The Board has determined that our CCG Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules, although we are not required to maintain the independent composition of this committee in light of our position as a controlled company. The CCG Committee held nine meetings in FY20. In accordance with its charter, the CCG Committee evaluates and sets compensation for our executive officers and monitors our general compensation programs. Subject to the terms of our compensation plans and the consent of the holder of our Class B Stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the CCG Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the CCG Committee consults with our management. The CCG Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The CCG Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the CCG Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines and our executive stock ownership guidelines.
Our CCG Committee is also responsible for overseeing and advising the Board with respect to corporate governance matters, assisting the Board in identifying and recommending qualified director candidates, making recommendations to the Board with respect to Board committee assignments, and, if no Lead Director has been appointed, overseeing the Board evaluations.
The CCG Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FW Cook”), to advise the Committee on an as-needed basis with respect to executive and non-employee director compensation matters. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the CCG Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
Mergers and Acquisitions Committee
The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.
Related Persons Transactions Committee
The RPT Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons, including Dell and its affiliated entities, in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”
Compensation Committee Interlocks and Insider Participation
During FY20, the CCG Committee was comprised of Directors Anthony Bates, Marianne Brown, Michael Brown and Paul Sagan. No executive officer of VMware during FY20 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the CCG Committee.
PROPOSAL 1
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class I directors, of which two directors are Group I directors and one is a Group II director, each to serve for an additional three-year term. The current term of office for Class I directors expires at the Annual Meeting. The Board has nominated the following three persons, each an incumbent Class I director, for election as Class I directors at the Annual Meeting:

•	Anthony Bates—Class I, Group II director (elected by holders of Class A Stock and Class B Stock voting together as a single class)

•	Michael Dell—Class I, Group I director (elected by Class B common stockholders only)

•	Egon Durban—Class I, Group I director (elected by Class B common stockholders only)
Mr. Bates, the Class I, Group II nominee, must be elected by a majority of the aggregate of the votes of the Class A Stock and Class B Stock cast with respect to such nominee at the Annual Meeting, with each Class A share and Class B share entitled to one vote per share in such election.
Messrs. Dell and Durban must be elected by a majority of the votes of the Class B Stock cast with respect to such nominee at the Annual Meeting.
We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. For more information about the nominees, see “Our Board of Directors and Nominees.” Each director elected at the 2020 Annual Meeting will serve until the 2023 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.
The Board unanimously recommends that holders of Class A Stock and Class B Stock vote “FOR” the election of the Class I, Group II nominee. The Board unanimously recommends that holders of Class B Stock vote “FOR” the election of Class I, Group I nominees.
PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers listed in the “Summary Compensation Table” (each a “NEO”). See “Compensation of Executive Officers—Summary Compensation Table.”

The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY20 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2020 Annual Meeting of Stockholders.”
Even though your vote is advisory, and therefore will not be binding on the Company, the CCG Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. The next advisory vote to approve the compensation of our NEOs will be at the 2021 annual meeting of stockholders.
The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.
 PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending January 29, 2021.
PwC, an independent registered public accounting firm, has served as our independent auditor since 2007. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PwC is also the independent auditor of Dell, our ultimate parent and controlling stockholder. We are required by the Master Transaction Agreement between VMware and Dell to use our reasonable best efforts to use the same independent registered public accountant selected by Dell. For further information, see “Transactions with Related Persons.”
Although approval by the stockholders is not required by law, the Board has determined that it is desirable to request ratification of its selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory, and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending January 29, 2021.
Pre-Approval of Audit and Non-Audit Services
During FY20, the Audit Committee approved all audit, review and attest services performed by PwC. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY20, the Audit Committee pre-approved all non-audit services in accordance with this policy.
For the fiscal years ended January 31, 2020 and February 1, 2019, fees for services provided by PwC were as follows:

Fiscal Year	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2020(5)	10,144,383	1,381,158	3,058,120	6,300
2019	8,029,615	1,509,846	2,358,917	63,728
____________________
(1) Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Includes fees in connection with other technical, financial reporting and compliance services.
(3) Includes fees in connection with tax compliance and tax consulting services.
(4) Includes fees principally in connection with sustainability reporting services and for subscriptions to PwC’s web-based research program, training courses and conferences.
(5) Includes current estimates of fees for unbilled services.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans, including the Amended and Restated 2007 Equity and Incentive Plan (“Incentive Plan”) and Amended and Restated 2007 Employee Stock Purchase Plan (“Purchase Plan”), as of January 31, 2020. Only shares of Class A Stock may be issued under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	21,314,981(1)(2)	$56.57(3)	38,179,280(4)
Equity compensation plans not approved by security holders	—	—	—
Total:	21,314,981	$56.57	38,179,280
____________________
(1) Includes 2,614,975 shares subject to outstanding options, 16,291,867 shares of Class A Stock subject to outstanding RSUs and 2,408,139 shares subject to outstanding PSUs (assuming achievement of the maximum performance).
(2) Includes 5,870,966 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (“Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3) Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 18,700,006 shares of Class A Stock subject to outstanding RSUs and PSUs (assuming achievement of the maximum performance) that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4) Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information, as of May 18, 2020, about the beneficial ownership of Class A Stock and Class B Stock by (i) Dell, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of our NEOs and (v) all directors and executive officers of VMware as a group.
Applicable percentage ownership is based on 111,906,327 shares of Class A Stock and 307,221,836 shares of Class B Stock outstanding as of May 18, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of May 18, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

Name of Beneficial Owner	Class A Shares Beneficially Owned(1) (#)	Outstanding Class A Shares (%)	Class B Shares Beneficially Owned (#)	Outstanding Class B Shares (%)	Total Vote(2) (%)

Principal Stockholders:
Dell Technologies Inc.(3)	30,678,605	27.4	307,221,836	100	97.4
Michael Dell*(4)	30,678,605	27.4	307,221,836	100	97.4

Other 5% Beneficial Owners:
T. Rowe Price Associates, Inc.(5)	14,513,240	13.0	—	**	**
BlackRock Inc.(6)	5,727,446	5.1	—	**	**

Other Directors and Executive Officers:
Anthony Bates*(7)	12,540	**	—	**	**
Marianne Brown	—	**	—	**	**
Michael Brown(7)	18,542	**	—	**	**
Donald Carty(7)(8)	12,945	**	—	**	**
Egon Durban*	—	**	—	**	**
Karen Dykstra	11,461	**	—	**	**
Patrick Gelsinger(9)	601,640	**	—	**	**
Sanjay Poonen(10)	282,312	**	—	**	**
Rangarajan (Raghu) Raghuram(11)	225,949	**	—	**	**
Rajiv Ramaswami(12)	47,111	**	—	**	**
Zane Rowe	64,312	**	—	**	**
Paul Sagan(7)	16,415	**	—	**	**
All directors and executive officers as a group (15 persons)(13)	31,980,987	28.5	307,221,836	100	97.5
____________________
* Nominee for director
** Represents less than 1%

(1) All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of May 18, 2020 and shares underlying RSUs vesting within 60 days of May 18, 2020. In addition to the amounts shown, each share of Class B Stock may be converted to one share of Class A Stock upon election of the holder. To our knowledge, except as noted above, no other person or entity is the beneficial owner of more than 5% of either the Class A Stock or the Class B Stock.
(2) Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class, calculated on the basis of 10 votes per share of Class B Stock and one vote per share of Class A Stock. Each holder of Class B Stock is entitled to 10 votes per share of Class B Stock, and each holder of Class A Stock is entitled to one vote per share of Class A Stock on all matters submitted to our stockholders for a vote on which they vote as a single class, with the exception of the election of Group II directors, in which Class A Stock and Class B Stock are each entitled to one vote per share. Class B stockholders have sole voting authority over the election of Group I directors and certain other matters specified in our Certificate of Incorporation. Additionally, following a Distribution (as defined in our Certificate of Incorporation), (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B Stock to Class A Stock; and (ii) Class B stockholders may not vote in elections for the Board without obtaining the prior consent of the Board if they have acquired 10% or more of the then-outstanding shares of Class B Stock other than through the Distribution and do not also hold an equivalent percentage of shares of the then-outstanding Class A Stock, in each case as further set forth in our certificate of incorporation.
(3) As of May 18, 2020, EMC is the holder of record of 224,178,605 shares of Class B Stock and 6,500,000 shares of Class A Stock reported as beneficially owned by Dell, VMW Holdco LLC, a direct wholly owned subsidiary of EMC, is the holder of record of 24,178,605 of the shares of Class A Stock and 75,821,395 of the shares of Class B Stock reported as beneficially owned by Dell, and EMC Equity Assets LLC, a direct and wholly owned subsidiary of EMC, is the holder of record of 7,221,836 of the shares of Class B Stock reported as beneficially owned by Dell. EMC is indirectly wholly owned by Dell through its directly and indirectly held wholly owned subsidiaries, consisting of Denali Intermediate Inc., a Delaware corporation, and Dell Inc., a Delaware corporation. Dell, and each such subsidiary in the chain of subsidiaries through which Dell owns EMC (collectively, “Dell Entities”), by reason of its ownership of the voting securities of the subsidiary below it in the chain, has the right to elect or appoint the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. As a result, each Dell Entity shares, or has the right to acquire, voting and investment power over the Class A Stock and Class B Stock held of record by EMC, EMC Equity Assets LLC and VMW Holdco LLC. As reported in a Schedule 13D filed on March 24, 2020, VMW Holdco LLC has pledged 24,178,605 shares of Class A Stock and 75,821,395 shares of Class B Stock owned by it to certain financial institution lenders to secure a margin loan agreement and security agreements, each dated as of April 12, 2017 and as amended on September 10, 2018, December 20, 2018, March 7, 2019 and March 23, 2020. The address for each of Dell, EMC, EMC Equity Assets LLC and VMW Holdco LLC is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(4) As described in this proxy statement, Mr. Dell is the Chairman and CEO of Dell. Mr. Dell beneficially owns voting securities of Dell representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell and has the power to elect directors who control a majority of the total votes entitled to be cast on the Dell board of directors. As a result, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. Mr. Dell’s address is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(5) Based solely upon a Schedule 13G filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6) Based solely upon a Schedule 13F filed with the SEC on May 1, 2020 by BlackRock Inc. Includes 453,900 shares of Class A Stock subject to options assumed to be exercisable within 60 days of May 18, 2020. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.
(7) Includes 335 shares of Class A Stock issuable under RSUs that will vest within 60 days of May 18, 2020.
(8) Includes 1,350 shares of Class A Stock held in the name of Mr. Carty’s spouse.
(9) Includes 65,766 shares of Class A Stock subject to options exercisable within 60 days of May 18, 2020 and 420,135 shares of Class A Stock held in grantor retained annuity trusts (“GRAT”).
(10) Includes 91,365 shares of Class A Stock subject to options exercisable within 60 days of May 18, 2020.
(11) Includes 32,474 shares of Class A Stock subject to options exercisable within 60 days of May 18, 2020.
(12) Includes 30,500 shares of Class A Stock held in a GRAT.
(13) Includes 189,605 shares of Class A Stock subject to options exercisable within 60 days of May 18, 2020 that are held by all executive officers and directors as a group and 9,005 shares of Class A Stock issuable to all executive officers and directors as a group under RSUs that will vest within 60 days of May 18, 2020.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the CCG Committee and its role in the design and administration of these programs and policies and in making specific compensation decisions for our NEOs. The CD&A is organized as follows:

•	Section 1: Executive Summary

•	Section 2: CEO Pay for Performance Alignment

•	Section 3: Compensation Components

•	Section 4: Base Salary

•	Section 5: Annual Performance-Based Bonus

•	Section 6: Long-Term Incentives

•	Section 7: Overview of Compensation-Setting Process

•	Section 8: Benefits, Perquisites and Other Compensation Policies
Section 1: Executive Summary
Objectives of our Executive Compensation Program
The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintain compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return (“TSR”). As detailed below, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. We may adopt other arrangements from time to time to best meet our compensation objectives.
FY20 Summary
References in this CD&A to our fiscal years cover the following periods:

Fiscal Year	Dates Covered in Fiscal Year
Fiscal Year 2018 (“FY18”)	February 4, 2017 through February 2, 2018
Fiscal Year 2019 (“FY19”)	February 3, 2018 through February 1, 2019
Fiscal Year 2020 (“FY20”)	February 2, 2019 through January 31, 2020

During FY20, we made substantial progress toward longer-term strategic objectives and continued to grow our top-line revenue and improve our non-GAAP operating margin. Despite those gains, the Company’s financial results ended below target for the full year. As detailed in this CD&A:

•	Our NEOs’ FY20 annual bonuses paid out below target;

•	The FY20 tranche of our operating performance stock unit (“PSU”) plans yielded below-target payout ratios; and

•	Our 3-year PSU plans that began in FY18 and completed performance periods in FY20 paid out at or above target due to very strong above-target performance in FY18 and FY19.
In FY20, our executive compensation program emphasized achievement of Company financial, strategic and operational performance designed for alignment with stockholder interests. As described in the graphic below, the structure of our standard executive compensation program was primarily in the form of equity and performance-based compensation. During FY20, in order to directly align the achievement of such goals to appreciation in stockholder returns, we awarded a special PSU grant to our CEO (the “FY20 TSR PSU”) that requires stock price appreciation to at least $306.20 per share (a 50% appreciation from the grant date stock price) during the four-year period from the grant date in order for there to be any payout. The CCG Committee awarded the FY20 TSR PSU in light of the CEO’s proven success in evolving VMware from a company that primarily provided server virtualization solutions to a company with multiple one-billion-dollar product areas that address most CIO spending priorities, in order to promote his retention in light of external opportunities potentially available to him. The target value of the FY20 TSR PSU was set at $25 million in order to provide substantial retention value that could only be realized if VMware’s stockholders achieved meaningful returns on their investment in VMware over a significant time frame. In light of the significant value of the FY20 TSR PSU, the CCG Committee incorporated safeguards into the award design so that the CEO will only realize value if VMware’s TSR performance is significant, sustained and market-competitive:

Corporate Governance Safeguards for FY20 TSR PSU Plan
Substantial TSR performance required	75% increase in VMware stock price from date of grant to achieve target value ($357.23). No payout if stock price does not reach $306.20
Sustained TSR increase required	Measurement based on 90-trailing trading day volume-weighted average stock price (“VWAP”)
Market-competitive over-performance required	Significant penalty if sustained relative TSR is below 75%ile compared to 4-year TSR among companies in S&P 500 Software and Services Select Index
Long-term vesting	No vesting until completion of 4-year performance period
Additional vesting period following completion of performance period	50% of earned shares do not vest until one year following end of performance period
Risk of forfeiture if stockholders do not realize any gain	If the Class A Stock price falls below grant date stock price on vesting dates, no PSUs vest
Excluded from acceleration under Executive Severance Plan

Overview of FY20 Executive Compensation Program: Pay Mix and Incentive Plan Design

Pay Mix

Pay Mix Element	CEO	Other NEOs
Salary	2%	8%
Annual Bonus Target	4%	8%
FY20 TSR PSU	60%	-
FY20 Operating PSU	17%	42%
FY20 RSU	17%	42%
Total	**100%**	**100%**

Annual Bonus Target:

100% Funded Per Financial Results

Formulaic Company Financials (50% of Target Payout Opportunity)	+	Individual Achievement of MBOs (50% of Target Payout Opportunity)
Revenue and Non-GAAP Operating Margin		Strategic, Operational and Leadership Objectives

Plan	FY18	FY19	FY20	FY21	FY22	FY23	FY24	FY25	Metrics in FY20 Tranches
FY18 Operating PSU Plan	Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2020					• License + Hybrid Cloud Subscription and SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
	3-Year Non-GAAP Operating Income Growth								
FY18 HC PSU Plan	Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2020					• Hybrid Cloud Subscription & SaaS Revenue Growth Over Prior Year
	3-Year Relative TSR								
FY19 Operating PSU Plan		Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2021				• License + Hybrid Cloud Subscription and SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
		3-Year Non-GAAP Operating Income Growth							
FY20 Operating PSU Plan			Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2022			• License + Hybrid Cloud Subscription and SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
			3-Year Revenue Growth						
FY20 TSR PSU Plan (*CEO Only*)			4-Year Period for VMW Stock Price Goals				50% Vest June 1, 2023	50% Vest June 1, 2024	• n/a: 4-year goals for VMware stock price increase and relative TSR
			4-Year Period for Relative TSR						

Except for FY20 TSR PSU Plan, PSU plans have 3-year performance periods. Each plan has three successive fiscal year tranches as well as a modifier based on a 3-year multi-year performance goal. This design enables new annual goals to be established for each fiscal year based on up-to-date market conditions while holding participants accountable for entire 3-year performance period via multi-year performance modifier. PSUs cliff vest following the 3-year performance period subject to performance and continued employment.

Overview of FY20 TSR PSU Awarded to CEO

Objectives	Design Considerations
Incentivize CEO to create significant stockholder returns	• Opportunity tied directly to stock price appreciation and TSR performance relative to peers • Challenging goals tied to significant returns for stockholders • Thresholds below which no payout occurs ($306.20 stock price threshold for 40% payout)
Balance ongoing operating performance with incentive to generate stockholder returns over longer-term	• Incremental to standard executive compensation program focused on driving year-over-year operating performance • Minimize risk of short-term actions to raise stock price by requiring sustained stock price performance
Long-term Performance and Service Required	• Stock price appreciation during 4-year period from grant • Vesting of 50% of funded PSUs on June 1, 2023 • Vesting of remaining funded PSUs on June 1, 2024

A
B
C
90-Day VWAP of Class A Stock
$400
$350
$300
$250
$200
$150
$100
2.0x Target PSUs
1.0x Target PSUs
0.4x Target PSUs
No achieved PSUs
Payout is reduced if relative TSR is < 75th %ile of peers and forfeited entirely if TSR is < 25th %ile of peers
50% of Funded PSUs May Vest
Remaining Funded PSUs May Vest
Grant Date May 1, 2019
Year 4
Year 5

A Absolute Performance Objectives: meaningful, sustained appreciation of VMware's stock price

Base Stock Price: $204.13 (VMware's closing price of Class A Stock on April 30, 2019, the day prior to the start of the 4-year performance period)

Target PSUs Awarded: 135,851

Goal Achievement: 90-trailing trading day volume-weighted average stock price ("VWAP") of VMware's Class A Stock within 4-year performance period

Goal: Stock Price Increase	Resulting Stock Price	PSU Conversion Ratio	# of PSUs Funded
< 50%	< $306.20	0.0x	0
50%	$306.20	0.4x	54,340
75%	$357.23	1.0x	135,851
100%	$408.26	2.0x	271,702

B Relative Performance Objectives: drives accountability to outperform peers' stockholder returns

Relative TSR: Compared to companies in S&P Software & Services Select Industry Index over 4-year performance period. PSUs funded due to Absolute Performance Objectives ("A" above) are subject to reduction if Relative TSR is less than 75%ile and forfeiture if Relative TSR is less than 25%ile

Goal Achievement: TSR of 90-trailing trading day VWAP of VMware's Class A Stock at beginning and end of 4-year performance period compared to peers

VMware Relative TSR Rank	% of Funded Shares Eligible to Vest
>=75%ile	100%
50%ile	62.5%
25%ile	25%
<25%ile	0%

C Final Vesting Governor

Class A Stock trailing 90-day VWAP ending on the second trading day prior to the vesting date must exceed Base Stock Price ($204.13) for shares to vest. If Final Vesting Governor is achieved:

- 50% of Funded PSUs may vest June 1, 2023
- Remaining funded PSUs may vest June 1, 2024

Additional VMware executive compensation program highlights:

•
Continued to utilize an Operating PSU plan design for the performance-based equity portion of our NEOs’ FY20 long-term incentive award in conjunction with ongoing prior year PSU plans in order to further incentivize positive company performance over a multi-year period. In FY20, aside from the FY20 TSR PSU awarded to our CEO, we granted NEO equity awards that were split equally between Operating PSUs and restricted stock units (“RSUs”). The Operating PSU plans consist of three consecutive annual performance tranches and one three-year performance goal. For the FY20 Operating PSU Plan, the CCG Committee determined to use three-year revenue growth (as opposed to non-GAAP operating income, which was the three-year performance goal in the FY18 and FY19 Operating PSU Plans) in order to focus on sustained customer adoption of products and services in our ongoing and newly-acquired businesses as IT consumption models increasingly transition from on-premises to cloud-based subscription services. In addition, the CCG Committee refined the FY20 annual performance tranche of the Operating PSU plans to focus on hybrid cloud subscription and SaaS and license revenue while retaining the non-GAAP operating margin metric in order to drive prospects for longer-term top-line revenue growth while maintaining a balance with profitability. Effective with the fourth quarter of fiscal year 2020, VMware began presenting a new revenue line item in its earnings reports titled “Subscription and SaaS Revenue.” Previously, subscription and SaaS revenue was referred to as hybrid cloud, subscription and SaaS revenue and was allocated between license and services revenue.

•
In addition, FY20 was the third year performance tranche of the three-year Hybrid Cloud PSU Plan (“FY18 HC PSU Plan”), which was designed to incentivize progress in growing the Company’s cloud and SaaS-based business. Accordingly, in FY20, NEOs were incentivized to balance investments for the growth of the Company’s cloud- and SaaS-based solutions business with the continuation of total revenue growth and improvement in profitability metrics. For more information on PSU plans, see “Section 6: Long-Term Incentives” of this CD&A.

Financial Performance Metric in FY20	FY18, FY19 and FY20 Operating PSU Plan	FY18 HC PSU Plan	FY20 TSR PSU Plan (CEO Only)
Hybrid Cloud Subscription and SaaS and License Revenue	✓ (metric in FY20 tranche)	✓ (metric in FY20 tranche)
Non-GAAP Operating Margin	✓ (metric in FY20 tranche)
Non-GAAP Operating Income	✓ (3-year goal in FY18 and FY19 Operating PSU Plans)
Total Revenue Growth	✓ (3-year goal in FY20 Operating PSU Plan)
Total Stockholder Return (CEO)		✓ (3-year goal covering FY18-FY20, relative TSR compared to companies in S&P 500 IT Index)	✓ (4-year goal covering FY20-FY23, stock price appreciation and relative TSR compared to companies in S&P Software & Services Select Industry Index)

•
Reduced overlap of performance metrics in annual cash bonus and Operating PSU plans by removing hybrid cloud subscription and SaaS and license revenue from the bonus plan design. In FY20, the CCG Committee reduced the number of performance metrics in the annual executive cash bonus incentive plan (“Executive Bonus Program”) in order to simplify the plan design and focus it on achievement of annual total revenue and non-GAAP operating margin.

•
Revised the Annual Executive Bonus Program payout curves. In FY20, the CCG Committee reduced plan funding for performance that exceeds minimum funding thresholds but is still below target, increasing the performance threshold for total revenue to achieve a minimum funding in the bonus plan from 90% to 95% of target. In addition, the CCG Committee reduced the maximum payout under the Executive Bonus Program from 240% to 225% of target.

•	Established the FY20 TSR PSU Plan for our CEO as described above.
Corporate Performance During FY20
Highlights from FY20 include:

•
Delivered positive financial results. VMware’s executive team remained focused on driving financial and operational results for VMware’s stockholders, as revenue, non-GAAP operating income, license and subscription and SaaS revenue and unearned revenue balance each increased year over year while non-GAAP operating margin decreased.

Financials	FY20	FY19(1)	Year-Over-Year Change
Revenue ($M)	$10,811	$9,613	12.5%
Non-GAAP operating margin(2)	30.2%	30.7%	(0.5)%
Non-GAAP operating income(2) ($M)	$3,261	$2,948	10.6%
License and subscription and SaaS revenue ($M)	$5,058	$4,345	16.4%
Unearned revenue balance(3) ($M)	$9,268	$7,439	24.6%
____________________
(1) Adjusted to reflect the recast of prior period information due to the acquisition of Pivotal Software, which was accounted for as a transaction between entities under common control.
(2) For a reconciliation of our non-GAAP operating margin and operating income to GAAP operating margin and operating income, respectively, see “Appendix A.”
(3) Balance as of fiscal year end.

•
Completed two public company acquisitions that expand our ability to compete in two important multi-cloud sectors. In FY20, VMware acquired Pivotal Software (“Pivotal”), which provides developer tools for cloud-native applications, and Carbon Black, Inc. (“Carbon Black”) which provides cloud-native endpoint security software. Combining Pivotal’s development platform, tools and services with VMware’s infrastructure capabilities enables us to deliver a comprehensive portfolio based on Kubernetes, which is emerging as the de facto standard to build, run and manage modern cloud-based applications. Carbon Black’s technology forms the nucleus of VMware’s security offerings and, combined with the intrinsic security features of VMware’s NSX virtual networking and mobile computing technology, will provide customers with advanced cybersecurity protection and in-depth behavioral insight to help stop sophisticated cyberattacks and accelerate response.

•
Advanced our cloud and SaaS strategy to address our customers’ evolving IT requirements. In FY20, we continued to expand and increase the capabilities of our cloud and SaaS-based offerings that are designed to further our long-term strategy to broaden offerings that allow organizations to manage IT resources across private clouds and complex multi-cloud, multi-device environments. We continued to expand our unique position as a provider of IT infrastructure across multi-cloud environments by announcing the further expansion of VMware Cloud Services on AWS, as well as new partnerships to help migrate and extend mission-critical VMware workloads to Google Cloud Platform, Microsoft Azure and Oracle Cloud Infrastructure. We continued to grow our VMware Cloud Provider Program business. Overall, revenue from our subscription and SaaS offerings experienced healthy growth and accounted for approximately 17% of our overall revenues in FY20.

•
Experienced growth across our portfolio, including in our strategic growth areas. Overall, we experienced growth across our portfolio, including in strategic growth areas such as VMware NSX, our network virtualization solution; VMware vSAN, our enterprise-grade virtual storage offering, which is also built into our hyper-converged infrastructure solutions, such as VxRail; and our end user computing solutions led by VMware Workspace ONE, our virtual workspace platform. We also succeeded in developing the technologies acquired in recent acquisitions such as CloudHealth, Heptio and Velocloud into important features and offerings in our product portfolio while our FY20 acquisitions of Carbon Black and Pivotal also enhanced our subscription and SaaS offerings. Customers continued to demonstrate interest and invest in VMware products as the foundation for their digital platforms, as demonstrated by our 4.6% year-over-year growth in license revenue and the significant level of subscription and SaaS revenue growth achieved. In light of the Company’s recent acquisitions, management decided that revenue recognized from subscription and SaaS offerings will be presented separately as it provides a more meaningful representation of the nature of VMware’s revenue.

•	Total Stockholder Return. Our stock price decreased from $150.51 on February 1, 2019, the last day of FY19, to $148.06 on January 31, 2020, the last day of FY20.
Alignment of Corporate Performance and Incentive Compensation During FY20
Taking into consideration our financial, strategic, operational and stock price performance, we believe we demonstrated alignment in pay for performance during FY20 as described below.

Plan	Achievement	Impact on Payout Funding
Executive Bonus Program	• Total revenue 99.4% of target • Non-GAAP operating margin 0.1% below target
•
CEO received an annual bonus of 86.4% of target and other NEO payouts ranged from 83.3% to 90.8% of target, resulting from underachievement in target revenue and non-GAAP operating margin and partial achievement of individual performance objectives (“MBO”)
•
Financial component paid out 92.5% of target due to under-achievement in target revenue and non-GAAP operating margin
•
MBO component of bonus plan ranged from 74.0% to 89.0% of target based on CCG Committee assessment of NEO achievement, details further below in this CD&A

FY18, FY19 and FY20 Operating PSU Plans
•
FY20 tranche applicable to FY18, FY19 and FY20 Operating PSUs achieved 97.0% of target hybrid cloud subscription and SaaS and license revenue and 33.1% non-GAAP operating margin compared to 33.0% of target
•
Multi-year non-GAAP operating income growth modifier applicable to FY18 Operating PSUs achieved 12.6% average annual growth compared to 10.5% of target

•
FY20 tranche achieved 78.6% of target due to underachievement in hybrid cloud subscription and SaaS and license revenue and slightly above target results in non-GAAP operating margin
•
Multi-year non-GAAP operating income growth modifier applicable to FY18 Operating PSU Plan achieved 1.25x multiplier (maximum) on PSUs otherwise subject to vest based on performance in FY18, FY19 and FY20 tranches (187.1%, 142.8% and 78.6% of target, respectively)
•
Shares paid out represented 170.2% of target PSUs issued at beginning of performance period, reflecting above-target performance in the FY18 and FY19 tranches, below-target performance in FY20 and above maximum performance in the multi-year goal

FY18 HC PSU Plan
•
FY20 tranche applicable to FY18 HC PSU Plan achieved 36.8% growth compared to 35.0% of target in year-over-year growth in hybrid cloud subscription and SaaS revenue
•
3-year TSR was 121.18%, reflecting 73rd percentile relative to companies in S&P 500 IT Index

•
FY20 tranche achieved 100% of target due to overachievement in hybrid cloud subscription and SaaS revenue (payout capped at 100% of target, no increase for above-target performance in tranches)
•
Multi-year relative TSR applicable to FY18 HC PSU Plan: 1.0x multiplier (maximum) on PSUs otherwise subject to vest based on performance in FY18, FY19 and FY20 tranches (100% of target achieved each fiscal year)
•
Shares paid out represented 100% of target PSUs issued at beginning of performance period, due to no upside in plan design for above-target performance (FY18 performance was 160.9% of target, FY19 performance was 142.3% of target and FY20 performance was 105.1% of target)

NEOs

Our NEOs for FY20 set forth in this proxy statement are:

Patrick Gelsinger	CEO
Zane Rowe	CFO and Executive Vice President
Sanjay Poonen	COO, Customer Operations
Rangarajan (Raghu) Raghuram	COO, Products and Cloud Services
Rajiv Ramaswami	COO, Products and Cloud Services

Executive Compensation Governance

	What We Do		What We Do Not Do
✓	98% of CEO’s target direct compensation was in the form of incentive-based compensation, with 94% tied to stock price performance in FY20 including the FY20 TSR PSU Plan	✓	No guaranteed bonuses
✓	At least half of NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	✓	No excessive perquisites or tax gross-ups
✓
PSUs constitute at least 50% of total target value of long-term incentive compensation for the CEO and CFO. In FY20, PSUs constituted 82% of the target mix for our CEO and 50% of total target value of equity mix for our other NEOs
		✓	No employment agreements with executives other than customary expatriate and localization arrangements
✓	PSU plans typically include a three-year or longer performance period	✓	No single-trigger change-in-control provisions
✓	Below-target performance in incentive plans results in disproportionately lower payouts	✓	No hedging transactions allowed
✓	Maintain stock ownership guidelines for our C-level NEOs in order to further promote the alignment of executive officer interests with those of our stockholders
✓	Independent compensation consultant is engaged by our CCG Committee to advise on executive compensation
✓	Severance plan establishes consistent framework for benefits in case of separation from service of NEOs
✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards
Advisory Vote on NEO Compensation
We conducted our annual non-binding, advisory Say-on-Pay vote at our 2019 Annual Meeting held on June 25, 2019. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives.
Section 2: CEO Pay for Performance Alignment
CEO Pay for Performance Alignment—“Granted” vs. “Realizable” Pay
The CCG Committee takes seriously its responsibility to maintain appropriate pay for performance alignment with emphasis on long-term stockholder value. Our compensation program is designed to base CEO pay on the Company’s operational and financial performance while maintaining relative alignment between the CEO’s realizable pay and stockholder returns. During the period from the start of FY18 through FY20, our stock price increased in value by 97%, when normalized for the stock price adjustment of $26.81 per share (indicated by the dotted line in the chart below) triggered by our special cash dividend paid in FY19, while the current realizable value of the compensation awarded to our CEO over the same period increased by 54% from its value when granted, due to year-over-year stock price increases during the period from FY18 through FY20 (as measured on the last day of each fiscal year), and above-target performance achievement in the FY18 and FY19 Executive Bonus Programs and the FY18 and FY19 PSU performance periods of the PSU plans.

Summary of Relationship Between CEO Pay and Company Stock Price(1)

Granted Pay
Realizable Pay
Stock Price
CEO Pay
$120 M
$100 M
$80 M
$60 M
$40 M
$20 M
-
Class A Stock Price
$200
$150
$100
$50
$0
Adjustment due to Special Cash Dividend Dec. 28, 2018 ($26.81)
Jan 31, 2020 Stock Price normalized for adjustment due to Special Cash Dividend
Jan 31, 2020 Actual Price Close
Feb 1, 2019
Feb 2, 2018
Dec 31, 2016
FY20 TSR PSU Plan (not earned or realizable at current price)
FY20 TSR PSU Plan (not earned or realizable at current price)
FY18
FY19
FY20
Total Through FY20

Note: Stock prices reflect last trading day in applicable fiscal year.

Value of Granted Pay(2) vs. Value of Realizable Pay (FY18-FY20)(3)(4)
Value of CEO Realizable Pay from FY18 through FY20 increased 54% from value when granted due to stock price increase in FY18 and FY19 and above-target performance on the FY18 and FY19 performance periods in the PSU plans, which more than offset below-target performance on the FY20 performance period.

At the same time, the Company’s TSR has increased 97% from the start of FY18 through FY20.

Granted Pay ($000)	$82,575
Realizable Pay ($000)	$126,788
Delta in Pay - Realizable vs. Granted	54%

Three-Year Stock Price (Through FY19-end)
February 3, 2017 Closing Price of VMware Class A Stock	$88.95
January 31, 2020 Closing Price of VMware Class A Stock	$148.06
Amount of Special Cash Dividend in December 2018	$26.81
Delta in Stock Price	97%
____________________
(1) Value of “Granted Pay” reflects compensation awarded and granted to our CEO during FY18, FY19 and FY20.
(2) The value of Granted Pay is calculated as the sum of Salary, Bonus and Stock Awards reported in the “Summary Compensation Table” of this proxy statement for each applicable year, as well as the target opportunity for Non-Equity Incentive Plan Compensation reported for each year in the “Grants of Plan-Based Awards” table of the applicable year’s proxy statement. No stock options were granted during the period.
(3) The value of “Realizable Pay” reflects the value of Salary and Bonus amounts delivered during FY18, FY19 and FY20, the earned value of non-equity incentive awards during FY18, FY19 and FY20 and the value of equity grants made during the period based on their value at the end of FY20 and reflecting the effect of the performance multiplier on shares subject to vest for completed tranches.
(4) The Realizable Pay is calculated as the sum of Salary, Bonus and Non-Equity Incentive Compensation reported for each year in the “Summary Compensation Table” of this proxy statement and the amounts of stock options, RSUs and PSUs granted in FY18, FY19 and FY20 valued as of the closing stock price of Class A Stock as of January 31, 2020. No stock options were granted during the periods presented. The value of PSUs is further adjusted to reflect the effect of the performance multiplier on shares subject to vest for completed tranches as follows:

PSU Plan	FY18 Tranche	FY19 Tranche	FY20 Tranche	Multi-Year Performance Modifier
FY15 Operating PSU Plan	187.1% of target	-	-	1.00x
FY16 Operating PSU Plan(1)	187.1% of target	142.8% of target	-	1.25x
FY18 Operating PSU Plan	187.1% of target	142.8% of target	78.6% of target	1.25x
FY18 HC PSU Plan	100% of target	100% of target	100% of target	1.00x
FY19 Operating PSU Plan	-	142.8% of target	78.6% of target	Modeled at 1.00x (Not determined until after FY21)
FY20 Operating PSU Plan	-	-	78.6% of target	Modeled at 1.00x (Not determined until after FY22)
FY20 TSR PSU Plan	-	-	-	Modeled at 0.00x (based on TSR performance; year-end stock price below performance threshold and not determined until April 30, 2023)
(1) The number of shares earned in FY16 Operating PSU Plan were capped at 200% of target.
Future tranches of the FY19 and FY20 Operating PSU Plans are not included in this calculation, because those future tranches will not be assigned an accounting grant date fair value until FY21 in the case of the FY19 Operating PSU Plan, and until each of FY21 and FY22 in the case of the FY20 Operating PSU Plan when performance goals for each tranche are approved by the CCG Committee. The value of the FY19 and FY20 tranches of the FY19 Operating PSU Plan and the FY20 Operating PSU Plan, as well as the FY20 TSR PSU Plan included in the realizable pay calculations assume achievement at target in the multi-year performance modifiers for each plan. The actual values will be determined upon completion of each respective multi-year performance period, as described below in “—Long-Term Incentives.”
Negative Discretion in MBO Component of Bonus Plan Payout for CEO
The CCG Committee takes seriously its responsibility to align the MBO payout under the Cash Bonus Program with the Company’s overall financial results. As illustrated in the table below, the CCG Committee utilized its negative discretion over the individual performance component of the bonus to calibrate its assessment of CEO performance payouts.

FY18 - FY20 CEO MBO Bonus Payout as a Percentage of Target and Calculated Payout
Fiscal Year	Calculated Funding Result per Corporate Financial Metrics	Calculated Funding Result for MBO Component @ 1.25x	Actual MBO Payout Reflecting Negative Discretion from Calculated Funding Result
FY20	95.5%	119.4%	80.3%
FY19	130.0%	162.5%	150.0%
FY18	130.1%	162.6%	130.0%
Section 3: Compensation Components
The compensation packages of our NEOs include a mix of cash and equity-based compensation. The major compensation components are as follows:

Base salary	Primary element of fixed compensation
Annual cash bonus	Based on annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance-based equity incentive compensation	PSUs that are tied to stock price appreciation and long-term performance objectives important to our company
Long-term equity incentive compensation	RSUs that are tied to stock price appreciation and enhance retention and long-term focus
Pay Mix
When designing the executive compensation program, the CCG Committee gives significant weight to cash bonuses and equity incentives, which reflects the CCG Committee’s belief that a large portion of executive compensation should be performance-based, tied to achievement of individual or corporate performance metrics. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our Class A Stock, thereby explicitly linking executive compensation opportunity with stockholder value. The CCG Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while the cash bonuses drive achievement of shorter-term performance goals.
The CCG Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performance, unvested equity holdings and internal pay equity. In its review, the CCG Committee may adjust the pay mix and typically considers apportioning annual equity awards between PSUs and RSUs.
The charts above reflect the pay mix applicable to our CEO and to the other NEOs on average. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary rate reflects the pro-rated amount, where applicable, during FY20; (2) cash bonus target opportunity reflects amounts indicated in “—Section 5: Annual Performance-Based Bonus” of this CD&A; and (3) the equity component reflects the “Selected Equity Value” indicated in “—Section 6: Long-Term Incentives” of this CD&A. The CEO’s pay mix includes the target value of the FY20 TSR PSU.
Section 4: Base Salary
Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary.

In the first quarter of FY20, the CCG Committee conducted its annual review of executive compensation and determined to make no adjustments to the base salaries of any NEO.

Name	Annual Salary Rate in Effect at Start of FY20	Annual Salary Rate in Effect at End of FY20	% Change
Patrick Gelsinger	$1,000,000	$1,000,000	-
Zane Rowe	$750,000	$750,000	-
Sanjay Poonen	$700,000	$700,000	-
Rangarajan (Raghu) Raghuram	$700,000	$700,000	-
Rajiv Ramaswami	$700,000	$700,000	-

Section 5: Annual Performance-Based Bonus
Each of our NEOs is eligible to earn cash bonuses tied to our financial results and individual performance under our Executive Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall long-term business strategy.
FY20 Executive Bonus Program Design
In FY20, the CCG Committee maintained the general structure of the FY19 Executive Bonus Program, but reduced the number of metrics in order to simplify the design. As illustrated below, the plan design involved the following parameters:

Plan funding

•
Entirely funded on the basis of quantitative, algorithmic measurement of financial performance which yields a plan funding percentage (“plan funding level”)
•
The payout algorithm provides for proportionately greater funding as performance achievement exceeds target goals, as well as greater reductions in funding as performance achievement drops below target goals, with zero funding below threshold performance levels

Plan funding metrics
•
100% of the plan funding is based upon achievement of GAAP revenue and non-GAAP operating margin. The CCG Committee placed primary focus on achievement of widely-recognized metrics that are tracked by our stockholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives
•
In FY20, the CCG Committee eliminated the hybrid cloud subscription and SaaS and license revenue metric that had previously been weighted at 40% of Executive Bonus Program funding. The hybrid cloud subscription and SaaS and license revenue metric was moved to the FY20 performance tranches of the Operating PSU plans in order to simplify the design of the Executive Bonus Program while retaining focus on hybrid cloud and subscription SaaS and license revenue as a key metric in our Operating PSU plans

Thresholds must be achieved for any funding
•
For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required
•
No funding unless 95% of revenue and ~95% of non-GAAP operating margin targets were achieved. In FY20, the CCG Committee reduced the funding applicable to below-target performance in each of revenue and non-GAAP operating margin and increased the threshold level of revenue performance for funding from 90% of target to 95% of target
•
At threshold performance, the plan funding level would equal 25% of target

Payouts
•
50% of the bonus opportunity is payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts
•
50% of the bonus opportunity is funded at 1.25 times the plan funding level and actual payouts to executives are subject to negative discretion based on assessment of individual performance relative to strategic and operational goals

Caps on Plan funding and payouts

•
Plan funding based on achievement of objective financial results is capped at 200% of target. Taking into account the 1.25x maximum multiplier for the MBO portion of the Plan, the maximum payout under the Plan is 225%, which was reduced from 240% by the CCG Committee in FY20

CCG Committee can exercise negative discretion on funding and payouts	• The CCG Committee has the authority to exercise negative discretion on actual plan funding, irrespective of funding calculated on the basis of our formulaic approach

 Target Opportunity
In FY20, the CCG Committee determined that bonuses would be paid based on achievement against corporate financial performance metrics and individual goals for a performance period that spanned the full fiscal year. The CCG Committee retained negative discretion to reduce actual payouts below the amounts calculated under the plan formulas. During FY20, no changes were made to the size of the NEOs’ target bonus as a percentage of salary.

Name	Annual Salary Rate During FY20	Target Bonus (as percentage of base salary)	Bonus Target During FY20
Patrick Gelsinger	$1,000,000	175%	$1,750,000
Zane Rowe	$750,000	100%	$750,000
Sanjay Poonen	$700,000	100%	$700,000
Rangarajan (Raghu) Raghuram	$700,000	100%	$700,000
Rajiv Ramaswami	$700,000	100%	$700,000
Corporate Financial Metrics
The following table shows the revenue and non-GAAP operating margin targets for FY20. The non-GAAP operating margin target utilizes the non-GAAP operating margin reported in our quarterly earnings releases, which is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, items related to acquisitions, divestitures and other corporate transactions, restructuring charges, certain litigation and other contingencies and unusual non-recurring charges, from our operating margin calculated in accordance with GAAP. For purposes of measuring performance under the Executive Bonus Program, we adjust our reported revenue and non-GAAP operating margin results to remove the impact of large acquisitions. Accordingly, the actual performance metrics calculated for purposes of the Executive Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	FY20 Bonus Plan (Revenue in $M)
Metric	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)	Actual Performance(1)	Funding % of Target
Revenue (0%-200% funding)	$9,528.5	$10,030.0	>=$11,033.0	$9,966.8	95.5%
Non-GAAP Operating Margin (0%-200% funding)	31.4%	33.0%	>=38.6%	32.9%
____________________
(1) Reported results as adjusted to remove the impact of large acquisitions.
The performance targets and thresholds for the Executive Bonus Program were established based upon the Company’s operating plan. Additionally, the CCG Committee calibrated the funding levels to hold executives more accountable for below-target achievement in either total revenue or non-GAAP operating margin if corresponding non-GAAP operating margin or total revenue is not sufficiently above-target to render the same value of non-GAAP operating income.

Performance in the corporate financial metrics for FY20 yielded funding equal to 95.5% of target, and the CCG Committee exercised negative discretion in approving payouts at 92.5% of target for the financial component of the Plan.

	FY20 Executive Bonus Program Payout of Financial Component
Name	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 95.5%	Approved Bonus @ 92.5%
Patrick Gelsinger	$875,000	$835,625	$809,375
Zane Rowe	$375,000	$358,125	$346,875
Sanjay Poonen	$350,000	$334,250	$323,750
Rangarajan (Raghu) Raghuram	$350,000	$334,250	$323,750
Rajiv Ramaswami	$350,000	$334,250	$323,750
Individual Performance Assessments
FY20 individual performance goals, or MBOs, for NEOs were established taking into account the importance of cross-functional collaboration and accountability to our priority business objectives. The CCG Committee assigned substantially the same set of performance goals to each of our NEOs as described below. The CCG Committee determined payout percentages based on the CEO’s assessment of individual achievement and, with respect to the CEO, based on the CCG Committee’s assessment of the CEO’s individual achievement. Except as noted below, each of the NEOs shared in the following MBOs.

•	FY20 operating plans, including plans for products and cloud services, as well as customer success;

•	The Company’s cloud-delivered services through VMware Cloud;

•	The Company’s networking business, including NSX and SD-WAN;

•	The Company’s hyper-converged infrastructure offerings (all NEOs except for Mr. Rowe);

•
Enabling native clouds through the Company’s multi-cloud management solution, CloudHealth; establishing enterprise Kubernetes with a compelling product portfolio and scalable sales motion; becoming a top contributor to the Kubernetes open-source community;

•	Driving product and go-to-market motion with Dell Technologies while maintaining a balanced ecosystem (all NEOs except for Messrs. Raghuram and Ramaswami);

•	Executing on capital allocation and M&A;

•	Executing on initiatives to transform processes and systems to enable our cloud-delivered services; and

•	Executing on initiatives for our people, including improving diversity and inclusion.

As discussed above, our Executive Bonus Program provided that payouts for individual performance would be funded, subject to the CCG Committee’s potential use of negative discretion, at 1.25 times the same ratio as funding based on the corporate financial metrics, if threshold achievement of corporate financial goals sufficient to trigger a minimum payout was reached. There were no formulas or weightings assigned to individual performance objectives and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance. As discussed above, during FY20, corporate financial goals above the threshold levels were achieved. With respect to payouts for individual goals, the CCG Committee exercised its negative discretion, in consultation with management, in determining payouts for FY20.

	FY20 Executive Bonus Program Payout of Individual Component
Name	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @ 119.4%	Approved Bonus % of MBO Target	Approved Bonus Value
Patrick Gelsinger	$875,000	$1,044,531	80.3%	$702,500
Zane Rowe	$375,000	$447,656	89.0%	$333,750
Sanjay Poonen	$350,000	$417,813	79.0%	$276,500
Rangarajan (Raghu) Raghuram	$350,000	$417,813	74.0%	$259,000
Rajiv Ramaswami	$350,000	$417,813	79.0%	$276,500
Total Bonus Payouts (Financial Component + Individual Component) for FY20: Target vs. Actual
The table below details the total bonus payouts including both financial and individual components to each of our NEOs for FY20.

	FY20 Executive Bonus Program Total Payout
Name	Total Target (Financial + Individual)	Total Actual (Financial + Individual)	Total Actual as a % of Target
Patrick Gelsinger	$1,750,000	$1,511,875	86.4%
Zane Rowe	$750,000	$680,625	90.8%
Sanjay Poonen	$700,000	$600,250	85.8%
Rangarajan (Raghu) Raghuram	$700,000	$582,750	83.3%
Rajiv Ramaswami	$700,000	$600,250	85.8%
Section 6: Long-Term Incentives
We believe that equity awards are an important part of the executive compensation program as they further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit and hire new executives. We annually review the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our CCG Committee periodically approves annual ongoing awards, which are designed to promote long-term retention of our executive team and meet the objectives of our executive compensation program.
Target Vehicle Mix
During FY20, our CCG Committee continued to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs. The CCG Committee continued the foundational equity vehicle mix with 50% of annual target value tied to FY20 Operating PSUs and 50% of annual target value tied to RSUs. The FY20 Operating PSU Plan utilized a similar plan design to that of the FY19 and FY18 Operating PSU Plans. In the FY20 Operating PSU Plan, the CCG Committee changed two of the performance metrics: first, hybrid cloud subscription and SaaS and license revenue replaced total revenue adjusted for the change in deferred hybrid cloud subscription and SaaS revenue; and second, the multi-year performance goal of 3-year total revenue growth replaced growth in non-GAAP operating income. In making these changes to metrics, the CCG Committee reduced the overlap of performance metrics across the Executive Bonus Program and the FY20 performance tranches of the Operating PSU plans, and reduced the overlap of performance metrics between the annual tranches and the multi-year goal of the FY20 Operating PSU Plan. In addition, FY20 was the third year performance tranche of the three-year performance period for the FY18 HC PSUs, intended as a one-time, performance-based equity award designed to incentivize continuing progress in the Company’s plans to broaden our portfolio of cloud and SaaS-based offerings over a multi-year period, while maintaining alignment with stockholder returns.

FY20 Operating PSUs (50% of annual target value)	FY20 RSUs (50% of annual target value)
– Three-year performance period – Vest in the first quarter of FY23 subject to continued employment and achievement of objective, quantitative performance criteria related to core business results	– Vest over four-year period subject to continued employment – Value subject to fluctuation in alignment with the Class A Stock price
We believe that the FY20 mix of PSUs and RSUs for our NEOs met the primary objectives of our annual NEO equity award grant program by aligning executive compensation with total stockholder return, focusing executive performance on overall financial metrics that are key to our success while promoting long-term retention. Additionally, we believe that the one-time award of FY18 HC PSUs continued to incentivize NEOs to focus on increasing the level of hybrid cloud and SaaS-based offerings in our product mix, objectives that are critical to our long-term success in the multi-cloud, multi-device world while continuing to align executive payouts with stockholder returns. Finally, the grant of the FY20 TSR PSU to our CEO is designed as an incentive to establish financial goals and make strategic decisions that generate positive stockholder returns that match or exceed our peers.
Equity Awards in FY20
The table below details equity awards approved by the CCG Committee for our NEOs during FY20. In granting equity awards to our NEOs, the CCG Committee selects a nominal dollar value for each award (“Selected Equity Value”).

Name	FY20 Operating PSU Plan Selected Value	FY20 RSU Selected Value	FY20 TSR PSU Plan Selected Value	Total Selected Value
Patrick Gelsinger	$7,000,000 (41,339 Target PSUs)	$7,000,000 (41,339 RSUs)	$25,000,000 (135,851 Target PSUs)	$39,000,000 (218,529 shares)
Zane Rowe	$7,500,000 (44,292 Target PSUs)	$7,500,000 (44,292 RSUs)	-	$15,000,000 (88,584 shares)
Sanjay Poonen	$3,500,000 (20,669 Target PSUs)	$3,500,000 (20,669 RSUs)	-	$7,000,000 (41,338 shares)
Rangarajan (Raghu) Raghuram	$3,500,000 (20,669 Target PSUs)	$3,500,000 (20,669 RSUs)	-	$7,000,000 (41,338 shares)
Rajiv Ramaswami	$2,750,000 (16,240 Target PSUs)	$2,750,000 (16,240 RSUs)	-	$5,500,000 (32,480 shares)
____________________
Note: The number of PSUs and RSUs covered by each award was determined by dividing the Selected Equity Value by the 45-day trailing average price of Class A Stock as of the last day of the month preceding the month during which the award was granted.
In determining the Selected Value of equity awards, the CCG Committee took into consideration data from compensation benchmarking of our peer group, the unvested equity retention values of our NEOs and each NEO’s performance and impact to the Company. In the case of Mr. Rowe’s Selected Value, the CCG Committee sought to recognize Mr. Rowe’s importance to the Company’s leadership team and to maintain the value of Mr. Rowe’s future opportunity to vest in VMware equity awards in order to promote Mr. Rowe’s retention in a highly competitive market for CFOs in the San Francisco Bay Area.
The FY20 RSU grants to NEOs vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting ratably thereafter on a semi-annual basis. In the case of PSU awards, shares vest subject to continued employment and achievement of performance goals after the completion of a multi-year performance period detailed further below. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal-Year End.”
The CCG Committee approved the annual equity awards of the FY20 Operating PSU Plan and RSUs in April 2019 in order to time its approval with the concurrent determination in the first fiscal quarter of FY20 of financial goals for the FY20 performance tranches of the FY18, FY19 and FY20 PSUs. Accordingly, the performance metrics for the FY20 annual tranches were established in April 2019. Performance metrics for the second and third tranches of the FY20 Operating PSU awards will be applicable to performance periods commencing in FY21 and FY22, respectively, and will be established early in each of those fiscal years.
Approved Award Value vs. Accounting Grant Date Fair Value for PSU Awards
Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY20 Operating PSUs discussed below are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY20 Operating PSU grant date fair values is reflected in this proxy statement, one-third of the FY20 Operating PSU grant date fair value will be reflected in our 2021 proxy statement and one-third of the FY20 Operating PSU grant date fair value will be reflected in our 2022 proxy statement. With respect to the FY20 Operating PSUs, the performance goals for the FY20 annual tranche were determined by the CCG Committee in April 2019. As indicated in the “Summary Compensation Table”, the accounting grant date fair value of the FY20 tranche of the FY20 Operating PSU Plan was established on January 14, 2020 when the CCG Committee approved the multi-year performance goal.
During FY20, the CCG Committee also established performance metrics for the second tranche of the FY19 Operating PSUs that were awarded in FY19 and the third tranches of each of the FY18 Operating PSUs and the FY18 HC PSUs that were awarded in FY18. The CCG Committee also established the performance goals for the FY20 TSR PSU Plan for our CEO. Accordingly, the grant date fair values for the second tranche of the FY19 Operating PSUs, the third tranches of the FY18 Operating PSUs and FY18 HC PSUs and the entire FY20 TSR PSU are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement.
The FY21 performance metrics applicable to the second of the three tranches of the FY20 Operating PSU Plan and the third of three tranches in the FY19 Operating PSU Plans will be established in early FY21. Accordingly, grant date fair values for those tranches will be reflected in the 2021 proxy statement.
The FY22 performance metrics applicable to the third of the three tranches of the FY20 Operating PSU Plan will be established in early FY22. Accordingly, grant date fair values for the third tranche of FY20 Operating PSU Plan will be determined in FY22 and will be reflected in the 2022 proxy statement.

Award	Year Approved	Grant Date Fair Value in 2018 Proxy	Grant Date Fair Value in 2019 Proxy	Grant Date Fair Value in 2020 Proxy	Grant Date Fair Value in 2021 Proxy	Grant Date Fair Value in 2022 Proxy
FY18 Operating PSUs	FY18	FY18 Tranche	FY19 Tranche	FY20 Tranche	-	-
FY18 HC PSUs	FY18	FY18 Tranche	FY19 Tranche	FY20 Tranche	-	-
FY18 RSUs	FY18	Full Award	-	-	-	-
FY19 Operating PSUs	FY19	-	FY19 Tranche	FY20 Tranche	FY21 Tranche	-
FY19 RSUs	FY19	-	Full Award	-	-	-
FY20 Operating PSUs	FY20	-	-	FY20 Tranche	FY21 Tranche	FY22 Tranche
FY20 RSUs	FY20	-	-	Full Award	-	-
FY20 TSR PSU (CEO Only)	FY20	-	-	Full Award	-	-
The difference of as much as two years between the date when the CCG Committee approves PSU grants and the date when individual annual tranches are assigned a grant date fair value can result in significant deviations between the selected grant value that the CCG Committee approved and the grant value that appears in the “Summary Compensation Table” for the year in which the grant date fair value is assigned because the respective values are based on the Class A Stock price on the applicable dates. The impact of fluctuations in our stock price on the values of equity grants of FY18, FY19 and FY20 equity awards to our CEO from FY18 through FY20 is illustrated in the chart below.

RSU
PSU
Average Grant Date Fair Value
$50M
$40M
$30M
$20M
$10M
$0M
Equity Award Value
$200
$150
$100
$50
$0
Average Grant Date Fair Value
$13.50
$15.00
$39.00
$7.86
$14.66
$40.01
FY18
FY19
FY20
FY18
FY19
FY20
Approved Value
Accounting Value

____________________
Note: The CCG Committee approved an annual selected equity value of PSUs to issue to our CEO in each of FY18, FY19 and FY20 as well as the number of shares underlying PSU awards using a 45-day trailing stock price as the quotient to calculate number of shares issued.
As illustrated in the chart, the CCG Committee has approved equity awards to our CEO with 50% or more of total approved award value tied to PSUs in each of FY18, FY19 and FY20. However, as a result of our PSU design, which features both successive annual performance tranches, as well as a multi-year performance goal, the grant date accounting fair value of the PSU awards reflects the number of PSU awards issued per each applicable fiscal year tranche multiplied by the closing trading price of Class A Stock on the date that each annual performance metric is determined. As a result, the values in the “Summary Compensation Table” will often not reflect the CCG Committee determinations on the mix between PSU and RSU value in any particular year. Additionally, the above chart demonstrates that the value of equity awards to our CEO when approved by our CCG Committee in each of FY18, FY19 and FY20 (“Approved Value”) reflected $13.5 million, $15.0 million and $14.0 million, respectively, as well as an incremental $25.0 million in FY20 related to the FY20 TSR PSU Plan, while the grant date “Accounting Value” of those equity awards reflected $7.86 million, $14.66 million and $23.16 million, respectively, as well as an incremental $16.85 million in FY20 related to the FY20 TSR PSU Plan. Accordingly, the “Approved Values” discussed in this CD&A and shown in the chart reflect the compensation determinations made by the CCG Committee.

Performance Stock Units—FY18, FY19 and FY20 Operating PSU Plans
The design of the FY20 Operating PSU Plan is substantially consistent with the FY18 and FY19 Operating PSU Plans, and includes the following design features.

Focus on long-term performance
•
Three successive annual performance tranches covering FY20, FY21 and FY22 to drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period
•
If an annual tranche is completed at below-target performance, a catch-up is not available in subsequent tranches
•
Multi-year goal to hold NEOs accountable for long-term performance

Focus on value creation
•
Focus on hybrid cloud subscription and SaaS and license revenue as an indicator of future top-line growth prospects and non-GAAP operating margin as an indicator of NEOs’ stewardship of Company profitability in each tranche. In FY20, the CCG Committee changed the top-line metric from revenue adjusted for the change in deferred hybrid cloud subscription and SaaS revenue in order to reinforce the importance of hybrid cloud subscription and SaaS and license revenue as the most critical drivers of future top-line growth prospects for the Company
•
Focus on sustained total revenue growth over a multi-year period as an indicator of customer adoption and utilization of VMware’s products and services in this era of IT transformation. In the FY20 Operating PSU Plan, total revenue replaced non-GAAP operating income as the multi-year metric in order to reduce overlap of performance metrics in the annual tranches
•
Substantially penalizes NEOs for under-performing relative to three-year total revenue goal
•
Metrics in FY20 Operating PSU Plan reduce overlap with metrics in FY20 Executive Bonus Program while maintaining cohesion with annual incentive plan and PSU tranches

We designed the metrics for our FY20 Operating PSU Plan to focus on indicators that will measure the degree to which we successfully deliver on VMware’s top-line growth opportunities through hybrid cloud subscription and SaaS and license revenue while maintaining operating profitability. We selected the achievement of hybrid cloud subscription and SaaS and license revenue and non-GAAP operating margin as metrics that are tracked by our stockholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives. We selected total revenue growth as the three-year performance modifier in order to hold NEOs accountable for leveraging strategic decisions such as our FY20 acquisitions of Pivotal and Carbon Black to achieve sustained growth measured over a three-year performance period. The CCG Committee continues to evaluate alternative structures with the goal of best aligning our PSU plans with the long-term performance of the Company. The three-year performance modifier is critical to the plan design, because it modifies the number of shares otherwise subject to vesting based on performance in each annual tranche. Performance achievement is adjusted for the impact of significant merger-, acquisition- and divestiture-related transactions during the period. Taken together, the CCG Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total top-line revenue growth incentivizes our NEOs to deliver tangible results from their strategic decisions that will drive longer-term stockholder value.
Performance in FY20 applied to the three PSU plans as follows: (1) the first of three tranches of the FY20 Operating PSU Plan, (2) the second of three tranches of the FY19 Operating PSU Plan and (3) the third of three tranches of the FY18 Operating PSU Plan. Under each Plan, metrics for the FY20 performance tranche were hybrid cloud subscription and SaaS and license revenue (weighted 70%) and non-GAAP operating margin (weighted 30%).
An illustration of the staggered design of our operational PSU plans that were ongoing during FY20 is below.

Plan	FY18	FY19	FY20	FY21	FY22	FY23
FY18 Operating PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2020 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

	FY18 Adj. Rev (70% weight)	FY19 Adj. Rev (70% weight)	FY20 License & HC Sub and SaaS Rev (70% weight)
	+	+	+
	FY18 non-GAAP operating margin (30% weight)	FY19 non-GAAP operating margin (30% weight)	FY20 non-GAAP operating margin (30% weight)
	=	=	=
	FY18 tranche opportunity (0%-200% of target)	FY19 tranche opportunity (0%-200% of target)	FY20 tranche opportunity (0%-200% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY18, FY19 and FY20 tranches

Plan	FY18	FY19	FY20	FY21	FY22	FY23
FY19 Operating PSU Plan		33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2021 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

		FY19 Adj. Rev (70% weight)	FY20 License & HC Sub and SaaS Rev (70% weight)	FY21 metric to be determined [(“TBD”)]
		+	+	+
		FY19 non-GAAP operating margin (30% weight)	FY20 non-GAAP operating margin (30% weight)	FY21 metric TBD
		=	=	=
		FY19 tranche opportunity (0%-200% of target)	FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-200% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY19, FY20 and FY21 tranches

Plan	FY18	FY19	FY20	FY21	FY22	FY23
FY20 Operating PSU Plan			33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2022 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year total revenue growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

			FY20 License & HC Sub and SaaS Rev (70% weight)	FY21 metric TBD	FY22 metric TBD
			+	+	+
			FY20 non-GAAP operating margin (30% weight)	FY21 metric TBD	FY22 metric TBD
			=	=	=
			FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-200% of target)	FY22 tranche opportunity (0%-200% of target)
Ú
3-year total revenue growth multiplier on FY20, FY21 and FY22 tranches
Performance levels are subject to adjustment to exclude the impact of merger-, acquisition- and divestiture-related transactions above pre-determined threshold levels during each performance period. Achievement is measured following the end of each annual performance tranche, and achievement relative to the multi-year performance goal is measured following the end of FY20 in the case of the FY18 Operating PSU Plan, following the end of FY21 in the case of the FY19 Operating PSU Plan and following the end of FY22 in the case of the FY20 Operating PSU Plan. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.375 shares to two shares for each PSU. (PSUs are capped at 2x target irrespective of actual performance.) If the minimum performance threshold is not met, then no shares will be issued. We believe that coupling annual performance tranches with performance metrics over a three-year period in the case of the FY18, FY19 and FY20 Operating PSU Plans allows us to align our performance metrics to our strategic plan, while also promoting longer-term executive retention.

In March 2020, the CCG Committee reviewed Company performance against metrics contained in the FY18, FY19 and FY20 Operating PSU plans in connection with the FY20 performance tranche. Performance goals, actual results and earned shares under the FY18, FY19 and FY20 Operating PSU Plans are described in the following tables.
Performance Achievement vs. Goal

FY20 Performance Tranche Achievement
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Result	Result	Funding Weight	Funding
Hybrid Cloud Subscription and SaaS and License Revenue	$4,379	$4,585	>=$4,791	$4,447	66.5%	70%	46.6%
Non-GAAP Operating Margin	31.4%	33%	>=35.0%	33.1%	106.8%	30%	32.0%
Total FY20 Performance Tranche Funding							78.6%

FY18 Operating PSU Plan Multi-Year Modifier
	Min 0.75x	Target 1.0x	Maximum 1.25x	Actual Result	Result
Non-GAAP Operating Income Average Growth Over Three Fiscal Years	<=9.5%	10.5%	>=11.5%	12.6%	1.25x
PSU Conversion Based on Performance

FY20 Performance Tranche Achievement
	FY20 Tranche of PSU Plan: Target PSUs			FY20	PSU Achievement in FY20 Tranche(1)
Name	FY18 Operating PSU Plan	FY19 Operating PSU Plan	FY20 Operating PSU Plan	Tranche Modifier	FY18 Operating PSU Plan	FY19 Operating PSU Plan	FY20 Operating PSU Plan
Patrick Gelsinger	19,758	24,375	13,779	78.6%	15,529	19,158	10,830
Zane Rowe	13,171	11,375	14,764	78.6%	10,352	8,940	11,604
Sanjay Poonen	13,171	8,125	6,889	78.6%	10,352	6,386	5,414
Rangarajan (Raghu) Raghuram	13,171	11,375	6,889	78.6%	10,352	8,940	5,414
Rajiv Ramaswami	13,171	11,375	5,413	78.6%	10,352	8,940	4,254
____________________
(1) Achieved PSUs convert into shares depending upon annual non-GAAP operating income growth performance over the three-year period FY18 through FY20 (for the FY18 Operating PSU Plan), the three-year period FY19 through FY21 (for the FY19 Operating PSU Plan), and depending upon annual revenue growth performance over the three-year period FY20 through FY22 (for the FY20 Operating PSU Plan). Achieved PSUs from the FY18 Operating PSU Plan converted into shares that vested on April 1, 2020. See discussion above.

FY18 Operating PSU Plan Calculation of Shares Subject to Vest Based on Performance

	Total Shares in FY18 Oper-ating PSU Plan	FY18 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			FY18 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier	Total Shares Earned in FY18 Operating PSU Plan
Name		FY18 Tranche Target	FY19 Tranche Target	FY20 Tranche Target	FY18 Tranche Modifier	FY19 Tranche Modifier	FY20 Tranche Modifier		# of Shares	% of Total Target Issued
Patrick Gelsinger	59,270	19,756	19,756	19,758	187.1%	142.8%	78.6%	1.25x	100,895	170.2%
Zane Rowe	39,513	13,171	13,171	13,171	187.1%	142.8%	78.6%	1.25x	67,263	170.2%
Sanjay Poonen	39,513	13,171	13,171	13,171	187.1%	142.8%	78.6%	1.25x	67,263	170.2%
Rangarajan (Raghu) Raghuram	39,513	13,171	13,171	13,171	187.1%	142.8%	78.6%	1.25x	67,263	170.2%
Rajiv Ramaswami	39,513	13,171	13,171	13,171	187.1%	142.8%	78.6%	1.25x	67,263	170.2%
As noted above, the FY18 Operating PSU Plan achieved 170.2% of target PSUs resulting from annual tranche performance ratios of 187.1%, 142.8% and 78.6% of target for FY18, FY19 and FY20, respectively, and a multi-year performance multiplier of 1.25 applied to each annual tranche performance ratio. Following performance certification by the CCG Committee, shares underlying earned PSUs vested on April 1, 2020.
Performance Stock Units—FY18 HC PSU Plan
In FY20, NEOs were subject to the third of three fiscal year performance periods in the FY18 HC PSU Plan. The FY18 HC PSU Plan included three annual performance periods based on hybrid cloud and SaaS financial objectives established annually for each period and a three-year multiplier determined by the Company’s percentile rank in three-year TSR relative to constituent companies in the S&P 500 IT Index at the time the CCG Committee approved the FY18 HC PSU Plan in April 2017.

An illustration of the design of the FY18 HC PSU Plan is below.

Plan	FY18	FY19	FY20	FY21
FY18 HC PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2020 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year relative TSR multiplier (0.0x-1.0x); maximum number of shares capped at 100% of target shares

	FY18 hybrid cloud subscription and SaaS revenue growth	FY19 hybrid cloud subscription and SaaS revenue growth	FY20 hybrid cloud subscription and SaaS revenue growth
	=	=	=
	FY18 tranche opportunity (0%-100% of target)	FY19 tranche opportunity (0%-100% of target)	FY20 tranche opportunity (0%-100% of target)
Ú
3-year relative TSR multiplier on FY18, FY19 and FY20 tranches
Achievement is measured following the end of each tranche in FY18, FY19 and FY20, as applicable, and achievement relative to the multi-year performance goal will be measured following the end of FY20. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.25 shares to one share for each PSU. If the minimum performance threshold is not met, then no shares will be issued.
In March 2020, the CCG Committee reviewed Company performance against the FY20 metric in connection with the FY20 performance tranche. Performance goals, actual results and achieved PSUs under the FY18 HC PSU Plan are described below. Results were adjusted to eliminate impact of acquisitions and divestitures.
Performance Achievement vs. Goal

FY18 HC PSU Plan Performance in FY20 Tranche
	Threshold 50%	Target 100%	Maximum 100%	Actual Result	Result
Hybrid Cloud Subscription and SaaS Revenue Growth	28.3%	35%	>=35.0%	36.8%	100%

FY18 HC PSU Plan Multi-Year Modifier
	Min 0.0x	Threshold 0.5x	Target 1.0x	Maximum 1.0x	Actual Result	Result
3-Year TSR Relative to Companies in S&P 500 IT Index	< 25%ile	25%ile	50%ile	>=50%ile	73%ile	1.0x

PSU Conversion Based on Performance

Name	FY20 Tranche of FY18 HC PSU Plan: Target PSUs	FY20 Tranche Modifier	FY18 HC PSU Achievement in FY20 Tranche(1)
Patrick Gelsinger	19,758	100%	19,758
Zane Rowe	8,782	100%	8,782
Sanjay Poonen	13,171	100%	13,171
Rangarajan (Raghu) Raghuram	13,171	100%	13,171
Rajiv Ramaswami	13,171	100%	13,171
____________________
(1) Achieved PSUs convert into shares depending upon annual revenue growth performance over the three-year period FY18 through FY20. See discussion above.
FY18 HC PSU Plan Calculation of Shares Subject to Vest Based on Performance

	Total Shares in FY18 HC PSU Plan	FY18 HC PSU Plan Awards Banked Per Annual Tranche Modifiers			FY18 HC PSU Plan Awards Banked Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier	Total Shares Earned in FY18 HC PSU Plan
Name		FY18 Tranche Target	FY19 Tranche Target	FY20 Tranche Target	FY18 Tranche Modifier	FY19 Tranche Modifier	FY20 Tranche Modifier		# of Shares	% of Total Target Issued
Patrick Gelsinger	59,270	19,756	19,756	19,758	100.0%	100.0%	100.0%	1.00x	59,270	100%
Zane Rowe	26,342	8,780	8,780	8,782	100.0%	100.0%	100.0%	1.00x	26,342	100%
Sanjay Poonen	39,513	13,171	13,171	13,171	100.0%	100.0%	100.0%	1.00x	39,513	100%
Rangarajan (Raghu) Raghuram	39,513	13,171	13,171	13,171	100.0%	100.0%	100.0%	1.00x	39,513	100%
Rajiv Ramaswami	39,513	13,171	13,171	13,171	100.0%	100.0%	100.0%	1.00x	39,513	100%
As noted above, the FY18 HC PSU Plan achieved 100.0% of target PSUs resulting from annual tranche performance ratios of 100.0%, of target for each of FY18, FY19 and FY20 and a multi-year performance multiplier of 1.0 applied to each annual tranche performance ratio. Following performance certification by the CCG Committee, shares underlying earned PSUs vested on April 1, 2020.
Performance Stock Units—FY20 TSR PSU Plan
In April 2019, the CCG Committee approved a special PSU award to our CEO with achievement based on total stockholder return, or TSR, levels achieved over a four-year performance period commencing May 1, 2019. The CCG Committee awarded the special PSU grant in light of the CEO’s proven success in evolving VMware from a company that primarily provided server virtualization solutions to a company with multiple one-billion-dollar product areas that address most CIO spending priorities, in order to promote his retention in light of external opportunities potentially available to him. The target value of the TSR PSU was set at $25M in order to provide substantial retention value that could only be realized if VMware’s stockholders achieved meaningful returns on their investment in VMware over a significant time frame. The FY20

TSR PSU Plan is subject to significant governance safeguards as described in “Section 1: Executive Summary - FY20 Summary.” The special award is designed so that our CEO will realize payouts to the extent that our stock price appreciation yields significant returns for our stockholders that are sustained at levels comparable to or greater than other S&P technology companies over the same period. The CCG Committee selected a PSU value of $25 million. Each PSU will convert to one share of VMware stock at target, with a potential payout of 2x if the Company achieves stretch stock price goals that exceed the performance of selected S&P peer companies. The award is for 135,851 PSUs, with the number determined utilizing our 45-day trailing average stock price for the period ending April 30, 2019 per our standard practice for PSU and RSU awards. The FY20 TSR PSU funds based on the degree to which the Class A Stock price appreciates from $204.13, the closing stock price on April 30, 2019, as set forth in the following table:

Stock Price Appreciation Threshold	Stock Price Appreciation from Grant	FY20 TSR PSU Conversion Ratio	Shares issuable
$306.20	+50%	0.4x of target PSUs	54,340
$357.23	+75%	1.0x of target PSUs	135,851
$408.26	+100%	2.0x of target PSUs	271,702
A stock price appreciation threshold is considered to have been achieved if the 90-trailing trading day VWAP of our Class A Stock price reaches the threshold during the performance period. If the minimum stock price appreciation threshold is not achieved on or before April 30, 2023, then no PSUs under the Plan will vest.
The extent to which the award vests depends upon a comparison of VMware’s TSR to the TSR of companies in the S&P Software and Services Select Industry Index over the four-year performance period. VMware’s TSR and the TSR of the indexed companies will be compared utilizing the 90-day VWAPs for VMware and the indexed companies on the last day of the performance period compared to the respective 90-day VWAPs at the start of the period. Payouts will be scaled for TSR achievement between the 25th and 75th percentiles shown below.

VMware %ile Rank vs. Companies in S&P Software & Services Select Industry Index	% of Funded Shares that will be Released Based on Relative TSR Performance
<25%ile	0%
25%ile	25%
50%ile	62.5%
>=75%ile	100%
50% of the award will vest on June 1, 2023 and the remaining 50% of the award will vest on June 1, 2024, so long as Mr. Gelsinger continues to provide services to VMware and the 90-day trailing VWAP for Class A Stock measured on the second trading day preceding each vesting date equals or exceeds our stock price on the first day of the performance period. If the trailing VWAP does not achieve the threshold on each vesting date, then the shares eligible to vest on that vesting date will not vest. If no shares vest on the first vesting date, then all of the shares will still be eligible to vest on the second vesting date provided if the vesting conditions are met.
For the purposes of calculating stock price and relative TSR achievements, stock prices of VMware and the companies in the comparison group will be adjusted for the value of any dividends paid during the respective measurement periods.
The special PSU award is not eligible for acceleration under the Company’s Executive Severance Plan adopted in FY19 (“Severance Plan”). The award is eligible for acceleration under VMware’s Change-in-Control Retention Plan for executives adopted in 2015 (“CIC Plan”) in the event of a qualifying termination following a change-in-control. In the event of a change-in-control, the performance period would end and Class A Stock price and TSR achievement would be based on the consideration per share paid for Class A Stock. In the event of termination due to death or disability, VMware’s stock price and TSR performance will be measured as of the last day of Mr. Gelsinger’s service.

Section 7: Overview of Compensation-Setting Process
Our CCG Committee determines NEO compensation. The members of our CCG Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The CCG Committee makes its determinations of executive compensation based on this experience and in consultation with management.
The CCG Committee has engaged FW Cook as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. The CCG Committee has assessed the independence of FW Cook pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the CCG Committee.
FW Cook provides the CCG Committee analyses of our executive compensation program from time to time. FW Cook assists the CCG Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.
FW Cook recommends a peer group, which is reviewed and approved annually by the CCG Committee, for executive compensation comparisons. FW Cook compares our executive compensation structure and levels using data from proxy statements and other SEC filings by peer group companies, as well as additional data from Radford Consulting (“Radford”) on the peer group companies.
VMware’s peer group for FY20 consisted of the following companies:

VMware peer companies
Adobe Systems, Amazon.com, Autodesk, Cisco Systems, Citrix Systems, Cognizant Technology Solutions, eBay, Electronic Arts, Intuit, Microsoft, NetApp, Oracle, Salesforce.com, ServiceNow, Symantec (changed name to NortonLifeLock) and Workday

The CCG Committee determined that the group of peer companies was representative of our executive talent pool and our product and market profile and appropriate from a size perspective. Our peer group for FY20 was unchanged from FY19, except for the removal of CA and Red Hat, which were acquired in November 2018 and July 2019, respectively, and the addition of Workday, whose financial and market profile was considered appropriate for inclusion in the peer group.
The CCG Committee made NEO compensation decisions in light of the FW Cook analysis, and with the objective of awarding compensation that is generally competitive with our peer group and the Radford survey data and sufficient to recruit and retain qualified executives. The CCG Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention needs. After taking these factors into account, the CCG Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.
Section 8: Benefits, Perquisites and Other Compensation Policies
Benefits and Perquisites
We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in the recruitment of new executives and meet market practices.
During FY20, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders, given the critical role of our senior staff to the ongoing performance of our business.
Our NEOs employed in the U.S. were also eligible to participate in a non-qualified deferred compensation plan (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any) and between 5% and 100% of eligible bonuses (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.
VMware’s facilities are utilized from time to time by local community organizations. During FY20, the allocated operating and rental costs for VMware facilities utilized for community events hosted by Mr. Gelsinger were less than $500.
From time-to-time we provide relocation benefits in connection with the recruitment or appointment of new executive officers. Our NEOs were not provided any relocation benefits in FY20.
During FY20 we discovered that due to administrative error, several employees who had transferred to VMware from EMC, including Mr. Rowe, had not received payment for dividend equivalents on EMC stock awards when vesting in the EMC awards accelerated in September 2016 in connection with Dell’s acquisition of VMware. Pursuant to the terms of EMC’s stock plans in effect at the time, dividend equivalents on unvested EMC stock awards would accumulate to be paid out in cash upon vesting, and employees who transferred from EMC to VMware would continue to vest in their EMC shares. Upon discovery of the error, the unpaid dividend equivalents were paid to each impacted employee in FY20, and VMware offered to reimburse impacted employees an after tax amount to cover tax penalties and extra tax preparation fees incurred by employees due to the error. In connection with this remediation, the CCG Committee approved a reimbursement to Mr. Rowe, and Mr. Rowe was reimbursed a total of $242,712 in FY20.
We do not generally provide NEOs with tax gross-ups or reimbursements on compensation and perquisites.
Change-in-Control and Post-Termination Compensation
CIC Plan
Each NEO is eligible for change-in-control benefits pursuant to the CIC Plan, which is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan), with benefits designed to be competitive with similar plans at VMware’s peer companies.
Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive: (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and
(2) full accelerated vesting of outstanding equity awards. VMware’s CEO, Mr. Gelsinger, is eligible to receive two times his annual base salary and target bonus and the value of 24 months of the health insurance premiums. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and the value of 18 months of the health insurance premiums.
The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for NEOs and their covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.
The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”) (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Class A Stock at the target level of achievement.
Severance Plan
Each NEO is also eligible for severance benefits pursuant to the Executive Severance Plan. The Severance Plan provides severance benefits to NEOs in the event of an involuntary termination without “cause” or for “good reason.” The CCG

Committee adopted the Severance Plan following a survey of the practices of the Company’s peers, a number of which provide similar benefits to some or all of their executive officers. The Severance Plan benefits are comparable to those offered by such peers. The Severance Plan is intended to provide a consistent framework to administer terminations in the event of an involuntarily termination without “cause” or for “good reason” (each such term as defined in the Severance Plan).
Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive: (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12 months of the health insurance premiums; (2) accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) unless otherwise specified in the award agreement, accelerated vesting of outstanding PSU awards, to the extent that performance periods have been completed, as further detailed in the Severance Plan. Mr. Gelsinger’s FY20 TSR PSU is excluded from acceleration under the Severance Plan.
Compensation Risk Assessment
We believe that the mix and design of the elements of our executive compensation are well balanced and do not encourage management to assume excessive risk. As detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies against the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.
Tax Deductibility
Prior to its amendment pursuant to 2017 Tax Cuts and Jobs Act (“Tax Act”), Section 162(m) of the Code, as amended, generally disallowed a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s CEO and certain other executive officers. However, performance-based compensation was not subject to the $1 million deduction limit if certain requirements were met. Among other changes to Section 162(m), the Tax Act eliminated the exemption for performance-based compensation. The amendment to Section 162(m) has been effective with respect to VMware since its adoption, including for compensation paid in FY20 and in future years. The Tax Act includes a transition rule that allows the performance-based compensation exemption to continue for executive officers with a right to participate in a plan that is part of a written binding contract in effect on November 2, 2017 that is not modified in any material respect before the compensation is paid (“Transition Rule”). Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the CCG Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers will be tax deductible, whether paid pursuant to the Transition Rule or otherwise.

The CCG Committee has in prior years considered the tax implications (including the potential lack of deductibility under Section 162(m)) when making compensation decisions but reserves the right to make future compensation decisions based on other factors. The CCG Committee also reserves the right to make changes or amendments to existing compensation programs and arrangements, including changes or amendments that may result in the loss of tax deductions, if the CCG Committee believes it is in the best interests of the Company and its stockholders to do so.
Hedging Policy
We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Class A Stock or Dell securities or other equity-based interests in us or Dell, including by engaging in short sales or trading in derivative securities based on VMware or Dell securities.
Compensation Recovery Policies
Our Executive Bonus Program for our executive officers, including our NEOs and the performance-based, long-term equity award program were both adopted under the Incentive Plan. The Incentive Plan includes a “clawback” provision to tie our ability to claw back outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. The Incentive Plan also includes provisions that the CCG Committee will review outstanding incentive awards held by executive officers or the value of such awards realized during or in the year following the restatement and, in its sole discretion, determine to cancel or claw back the value of such awards if the CCG Committee deems it appropriate. Additionally, if an employee, including a NEO, is terminated for “cause,” (as defined in the Incentive Plan), all unvested or unexercised awards will be forfeited and the CCG Committee may determine to require reimbursement of amounts realized after the event constituting cause has occurred.
Executive Stock Ownership Guidelines
VMware’s C-level executive officers are subject to executive stock ownership guidelines that are designed to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, our C-level executive officers are required to own shares of our common stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our COOs and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any executive who holds less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Requisite ownership levels for each senior executive are adjusted annually to reflect changes during the previous year to base salaries and Class A Stock price.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The table below summarizes the compensation information for the fiscal years ended January 31, 2020, February 1, 2019 and February 2, 2018 for our NEOs—our CEO, our CFO and the three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY20 for each year that they served as an NEO. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Patrick Gelsinger	2020	1,000,000	—	40,010,184(4)	1,511,875	27,666	42,549,725(4)
CEO	2019	1,000,000	—	20,196,095	2,366,346	6,750	23,569,191
	2018	1,000,000	—	14,367,490	1,945,861	19,260	17,332,611
Zane Rowe	2020	750,000	—	17,780,998	680,625	248,712	19,460,335
CFO and Executive Vice President	2019	750,000	—	10,414,622	956,250	6,750	12,127,622
	2018	750,000	—	7,261,621	954,227	6,000	8,971,848
Sanjay Poonen	2020	700,000	—	12,082,453	600,250	26,155	13,408,858
COO, Customer Operations	2019	700,000	—	7,885,473	875,000	6,750	9,467,223
	2018	700,000	—	7,119,374	855,700	1,500	8,676,574
Rangarajan (Raghu) Raghuram	2020	700,000	—	12,732,973	582,750	—	14,015,723
COO, Products and Cloud Services	2019	700,000	75,000	9,109,305	857,500	—	10,741,805
	2018	700,000	—	7,812,216	855,700	—	9,367,916
Rajiv Ramaswami	2020	700,000	—	11,621,979	600,250	24,663	12,946,892
COO, Products and Cloud Services	2019	700,000	—	7,619,367	840,000	6,750	9,166,117
	2018	700,000	—	5,239,864	855,700	10,513	6,806,077
____________________
(1) Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Options (“ASC 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.
Amounts include the value of the FY20 performance tranches of the FY18 Operating PSUs, FY18 HC PSUs and FY19 Operating PSUs, for which performance goals were set on the grant dates in the table below, and the FY20 Operating PSUs and the FY20 TSR PSU, which were deemed awarded on the grant dates set forth below. For more details on our PSU plans, see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives,” “—Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year-End.”
With respect to the FY18 Operating PSUs, FY18 HC PSUs, FY19 Operating PSUs and FY20 Operating PSUs, vesting is subject to the Company’s financial performance and, with respect to the FY18 HC PSUs and the FY20 TSR PSU, the Company’s total stockholder returns (or TSR). Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the FY18 Operating PSUs, FY18 HC PSUs, FY19 Operating PSUs, FY20 Operating PSUs and FY20 TSR PSU awards deemed granted in FY20 set forth in the table above would be as set forth in the table below.

Name	Grant	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Patrick Gelsinger	FY18 Operating PSUs	4/25/2019	2.00	7,909,523
	FY18 HC PSUs	4/25/2019	1.00	3,952,785
	FY19 Operating PSUs	4/25/2019	2.00	9,757,800
	FY20 Operating PSUs	1/14/2020	2.00	4,191,296
	FY20 TSR PSU	5/1/2019	2.00	33,707,350
Zane Rowe	FY18 Operating PSUs	4/25/2019	2.00	5,272,615
	FY18 HC PSUs	4/25/2019	1.00	1,756,927
	FY19 Operating PSUs	4/25/2019	2.00	4,553,640
	FY20 Operating PSUs	1/14/2020	2.00	4,490,914
Sanjay Poonen	FY18 Operating PSUs	4/25/2019	2.00	5,272,615
	FY18 HC PSUs	4/25/2019	1.00	2,634,990
	FY19 Operating PSUs	4/25/2019	2.00	3,252,600
	FY20 Operating PSUs	1/14/2020	2.00	2,095,496
Rangarajan (Raghu) Raghuram	FY18 Operating PSUs	4/25/2019	2.00	5,272,615
	FY18 HC PSUs	4/25/2019	1.00	2,634,990
	FY19 Operating PSUs	4/25/2019	2.00	4,553,640
	FY20 Operating PSUs	1/14/2020	2.00	2,095,496
Rajiv Ramaswami	FY18 Operating PSUs	4/25/2019	2.00	5,272,615
	FY18 HC PSUs	4/25/2019	1.00	2,634,990
	FY19 Operating PSUs	4/25/2019	2.00	4,553,640
	FY20 Operating PSUs	1/14/2020	2.00	1,646,526
____________________
(2) Amounts shown represent cash incentive compensation earned for services rendered in each respective fiscal year under our Executive Bonus Program. For more details on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus” and “—Grants of Plan-Based Awards.”
(3) Amounts shown for FY20 represent: (i) matching contributions made under the VMware 401(k) plan of $6,000 for each of Messrs. Gelsinger, Rowe, Poonen and Ramaswami; (ii) spousal travel to and attendance at a Company sales organization event of $20,607 for Mr. Gelsinger, $16,639 for Mr. Poonen and $16,496 for Mr. Ramaswami, as well as gifts valued at $755 given to each of Messrs. Gelsinger, Poonen and Ramaswami at the event; (iii) the cost of an annual executive physical, available to all senior executives of VMware, of $2,761 for Mr. Poonen and $1,412 for Mr. Ramaswami; (iv) the allocated operating and rental costs for VMware facilities utilized for community group events hosted by Mr. Gelsinger of $304; and (v) a reimbursement of $242,712 to Mr. Rowe for tax penalties and tax preparation fees he incurred due to a VMware administrative error that impacted EMC employees who transferred to VMware, including Mr. Rowe, related to the belated payment in FY20 of dividend equivalents on unvested EMC stock awards that accumulated and should have been accelerated and paid out in September 2016 upon the closing of the Dell Acquisition.
(4) Includes grant date fair value of special TSR PSU awarded to Mr. Gelsinger in FY20 that requires stock price appreciation to at least $306.20 per share of Class A Stock as well as TSR appreciation between the 25th and 50th percentiles of the the companies in the S&P Software & Services Select Industry Index (“Index”) during the four-year period from the grant date in order for there to be any payout. The highest level payout under the award requires Class A Stock appreciation to $408.26 per share and TSR performance in the top quartile of the Index. For more information on the FY20 TSR PSU, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”

Grants of Plan-Based Awards
The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Executive Bonus Program during FY20 and stock awards granted to our NEOs during FY20 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.” The actual amounts realized in respect of the non-equity plan incentive awards during FY20 are reported in the “—Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Gelsinger	Bonus(3)	04/25/19	437,500	1,750,000	3,937,500	—	—	—	—	—
	RSU Grant	04/25/19	—	—	—	—	—	—	41,339	8,274,414
	FY18 Op. PSUs(4)	04/25/19	—	—	—	7,409	19,758	39,516	—	3,954,761
	FY18 HC PSUs(5)	04/25/19	—	—	—	4,940	19,758	19,758	—	3,952,785
	FY19 Op. PSUs(6)	04/25/19	—	—	—	9,141	24,375	48,750	—	4,878,900
	FY20 Op. PSUs(7)	01/14/20	—	—	—	5,167	13,779	27,558	—	2,095,648
	FY20 TSR PSU(8)	05/01/19	—	—	—	13,585	135,851	271,702	—	16,853,675
Zane Rowe	Bonus(3)	04/25/19	187,500	750,000	1,687,500	—	—	—	—	—
	RSU Grant	04/25/19	—	—	—	—	—	—	44,292	8,865,487
	FY18 Op. PSUs(4)	04/25/19	—	—	—	4,939	13,171	26,342	—	2,636,307
	FY18 HC PSUs(5)	04/25/19	—	—	—	2,196	8,782	8,782	—	1,756,927
	FY19 Op. PSUs(6)	04/25/19	—	—	—	4,266	11,375	22,750	—	2,276,820
	FY20 Op. PSUs(7)	01/14/20	—	—	—	5,537	14,764	29,528	—	2,245,457
Sanjay Poonen	Bonus(3)	04/25/19	175,000	700,000	1,575,000	—	—	—	—	—
	RSU Grant	04/25/19	—	—	—	—	—	—	20,669	4,137,107
	FY18 Op. PSUs(4)	04/25/19	—	—	—	4,939	13,171	26,342	—	2,636,307
	FY18 HC PSUs(5)	04/25/19	—	—	—	3,293	13,171	13,171	—	2,634,990
	FY19 Op. PSUs(6)	04/25/19	—	—	—	3,047	8,125	16,250	—	1,626,300
	FY20 Op. PSUs(7)	01/14/20	—	—	—	2,583	6,889	13,778	—	1,047,748
Rangarajan (Raghu) Raghuram	Bonus(3)	04/25/19	175,000	700,000	1,575,000	—	—	—	—	—
	RSU Grant	04/25/19	—	—	—	—	—	—	20,669	4,137,107
	FY18 Op. PSUs(4)	04/25/19	—	—	—	4,939	13,171	26,342	—	2,636,307
	FY18 HC PSUs(5)	04/25/19	—	—	—	3,293	13,171	13,171	—	2,634,990
	FY19 Op. PSUs(6)	04/25/19	—	—	—	4,266	11,375	22,750	—	2,276,820
	FY20 Op. PSUs(7)	01/14/20	—	—	—	2,583	6,889	13,778	—	1,047,748
Rajiv Ramaswami	Bonus(3)	04/25/19	175,000	700,000	1,575,000	—	—	—	—	—
	RSU Grant	04/25/19	—	—	—	—	—	—	16,240	3,250,598
	FY18 Op. PSUs(4)	04/25/19	—	—	—	4,939	13,171	26,342	—	2,636,307
	FY18 HC PSUs(5)	04/25/19	—	—	—	3,293	13,171	13,171	—	2,634,990
	FY19 Op. PSUs(6)	04/25/19	—	—	—	4,266	11,375	22,750	—	2,276,820
	FY20 Op. PSUs(7)	01/14/20	—	—	—	2,030	5,413	10,826	—	823,263
____________________
(1) Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s FY20 base salary and position. The program included corporate and individual performance goals with 50% of each NEO’s target amount determined solely by corporate financial goals. Threshold bonus amounts were 25% of the target amounts for our NEOs. Maximum payments were capped at 225% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.”
(2) Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended January 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 26, 2020. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ACS 718 assumes vesting at target.
(3) “Bonus” in the above table refers to grants under the Executive Bonus Program for performance during FY20.

(4) The FY18 Operating PSUs were awarded in May 2017, and the performance targets for the FY18 performance period were approved in April 2017 (“First FY18 Operating PSU Tranche”). The performance target for the three-year multiplier for the three fiscal years beginning with FY18 was approved in November 2017. Performance targets for the separate FY19 performance period (“Second FY18 Operating PSU Tranche”) were approved in April 2018. Performance targets for the separate FY20 performance period (“Third FY18 Operating PSU Tranche”) were approved on April 25, 2019, as shown in the table above. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Third FY18 Operating PSU Tranche that were eligible to vest on April 1, 2020 to the extent that VMware met the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY18 Operating PSUs were convertible into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance, and no shares were issuable for actual performance below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(5) The FY18 HC PSUs were awarded in May 2017, and performance targets for the FY18 HC PSUs (“First FY18 HC PSU Tranche”) and the three-year multiplier for the three fiscal years beginning with FY18 were approved in April 2017. Performance targets for the separate FY19 performance period (“Second FY18 HC PSU Tranche”) were approved in April 2018. Performance targets for the separate FY20 performance period (“Third FY18 HC PSU Tranche”) were approved on April 25, 2019. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Third FY18 HC PSU Tranche that became eligible to vest on April 1, 2020, to the extent that VMware met the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY18 HC PSUs were convertible into Class A Stock at a ratio ranging from 0.25 to 1.0 shares per PSU, depending upon the degree of performance, and no shares were issuable for actual performance below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(6) The FY19 Operating PSUs were awarded, and the performance targets for the FY19 performance period (“First FY19 Operating PSU Tranche”) and the three-year multiplier for the three fiscal years beginning with FY19 were approved, in April 2018. Performance targets for the separate FY20 performance period (“Second FY19 Operating PSU Tranche”) were approved on April 25, 2019. Performance targets for the separate FY21 performance period (“Third FY19 Operating PSU Tranche”) were not established in FY20, and therefore the Third FY19 Operating PSU Tranche were not considered granted in FY20 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second FY19 Operating PSU Tranche that will become eligible to vest on April 1, 2021 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY19 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY19 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(7) The FY20 Operating PSUs were awarded on April 25, 2019, and the performance target for the three-year multiplier for the three fiscal years beginning with FY20 was approved on January 14, 2020. Performance targets for the FY20 performance period (“First FY20 Operating PSU Tranche”) were approved on April 25, 2019. Performance targets for the separate FY21 performance period (“Second FY20 Operating PSU Tranche”) and the separate FY22 performance period (“Third FY20 Operating PSU Tranche”) were not established in FY20, and therefore the Second FY20 Operating PSU Tranche and the Third FY20 Operating PSU Tranche were not considered granted in FY20 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the First FY20 Operating PSU Tranche that will become eligible to vest on April 1, 2022 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY20 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY20 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(8) The FY20 TSR PSU was awarded on May 1, 2019, and the performance targets were approved on April 30, 2019. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the FY20 TSR PSU that will become eligible to vest if VMware meets the designated total stockholder return targets, assuming achievement at the threshold, target and maximum performance levels. The FY20 TSR PSU will convert into Class A Stock at a ratio ranging from 0.4 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY20 TSR PSU is subject to continued service, and no shares will be issued if actual performance is below minimum threshold performance levels. Fifty percent of such shares are eligible to vest on June 1, 2023, provided that the Class A Stock 90-day VWAP ending on the second trading day prior to the vesting date is higher than the Class A Stock price on April 30, 2019 (“Base Stock Price”). Any remaining unvested shares are eligible to vest on June 1, 2024, provided that the Class A Stock 90-day VWAP ending on the second trading day prior to the vesting date is higher than the Base Stock Price. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock options and stock awards held by our NEOs as of January 31, 2020. The market values for unvested stock awards are calculated based on a market value of $148.06 per share (the closing market price of VMware’s Class A Stock on January 31, 2020) multiplied by the number of shares subject to the award. For awards which are subject to performance-based conditions as described in the footnotes to the table, the number of shares reflects performance assuming achievement at target unless otherwise noted.

	Outstanding Option Awards						Outstanding Stock Awards
									Time-Based Vesting Awards		Performance-Based Vesting Awards(1)
Name	Type	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Gelsinger	Option(2)	07/24/14	65,766	—	80.25	07/24/21	RSU(3)	03/17/16	19,555	2,895,313	—	—
							PSU(4)	05/15/17	19,756	2,925,073	—	—
							RSU(3)	05/15/17	22,227	3,290,930	—	—
							PSU(5)	11/15/17	46,209	6,841,705	—	—
							PSU(6)	04/16/18	19,756	2,925,073	—	—
							PSU(7)	04/16/18	35,264	5,221,188	—	—
							PSU(8)	04/27/18	—	—	48,750	7,217,925
							RSU(3)	04/27/18	45,705	6,767,082	—	—
							RSU(3)	04/25/19	41,339	6,120,652	—	—
							PSU(9)	04/25/19	19,422	2,875,621	—	—
							PSU(10)	04/25/19	19,758	2,925,369	—	—
							PSU(11)	04/25/19	—	—	24,375	3,608,963
							PSU(12)	01/14/20	—	—	13,779	2,040,119
							PSU(13)	05/01/19	—	—	135,851	20,114,099
Zane Rowe		—	—	—	—	—	RSU(3)	03/17/16	11,282	1,670,413	—	—
							PSU(4)	05/15/17	8,780	1,299,967	—	—
							RSU(3)	05/15/17	14,818	2,193,953	—	—
							PSU(5)	11/15/17	30,806	4,561,136	—	—
							PSU(6)	04/16/18	8,780	1,299,967	—	—
							PSU(7)	04/16/18	23,510	3,480,891	—	—
							PSU(8)	04/27/18	—	—	22,750	3,368,365
							RSU(3)	04/27/18	21,330	3,158,120	—	—
							RSU(3)	04/25/19	44,292	6,557,874	—	—
							PSU(9)	04/25/19	12,947	1,916,933	—	—
							PSU(10)	04/25/19	8,782	1,300,263	—	—
							PSU(11)	04/25/19	—	—	11,375	1,684,183
							PSU(12)	01/14/20	—	—	14,764	2,185,958
Sanjay Poonen	Option(14)	09/13/13	131,981	—	72.79	09/13/20	RSU(3)	03/17/16	18,051	2,672,631	—	—
	Option(2)	07/24/14	25,384	—	80.25	07/24/21	PSU(4)	05/15/17	13,171	1,950,098	—	—
							RSU(3)	05/15/17	14,818	2,193,953	—	—
							PSU(5)	11/15/17	30,806	4,561,136	—	—
							PSU(6)	04/16/18	13,171	1,950,098	—	—
							PSU(7)	04/16/18	23,510	3,480,891		—
							PSU(8)	04/27/18	—	—	16,250	2,405,975
							RSU(3)	04/27/18	15,235	2,255,694	—	—
							RSU(3)	04/25/19	20,669	3,060,252	—	—
							PSU(9)	04/25/19	12,947	1,916,933	—	—
							PSU(10)	04/25/19	13,171	1,950,098	—	—

							PSU(11)	04/25/19	—	—	8,125	1,202,988
							PSU(12)	01/14/20	—	—	6,889	1,019,985
Rangarajan (Raghu) Raghuram	Option(15)	07/25/13	5,657	—	69.81	07/25/20	RSU(3)	03/17/16	15,794	2,338,460	—	—
	Option(2)	07/24/14	26,817	—	80.25	07/24/21	PSU(4)	05/15/17	13,171	1,950,098	—	—
							RSU(3)	05/15/17	14,818	2,193,953	—	—
							PSU(5)	11/15/17	30,806	4,561,136	—	—
							PSU(6)	04/16/18	13,171	1,950,098	—	—
							PSU(7)	04/16/18	23,510	3,480,891	—	—
							PSU(8)	04/27/18	—	—	22,750	3,368,365
							RSU(3)	04/27/18	21,330	3,158,120	—	—
							RSU(3)	04/25/19	20,669	3,060,252	—	—
							PSU(9)	04/25/19	12,947	1,916,933	—	—
							PSU(10)	04/25/19	13,171	1,950,098	—	—
							PSU(11)	04/25/19	—	—	11,375	1,684,183
							PSU(12)	01/14/20	—	—	6,889	1,019,985
Rajiv Ramaswami	—	—	—	—	—	—	RSU(3)	05/13/16	24,538	3,633,096	—	—
							PSU(4)	05/15/17	13,171	1,950,098	—	—
							RSU(3)	05/15/17	14,818	2,193,953	—	—
							PSU(5)	11/15/17	30,806	4,561,136	—	—
							PSU(6)	04/16/18	13,171	1,950,098	—	—
							PSU(7)	04/16/18	23,510	3,480,891	—	—
							PSU(8)	04/27/18	—	—	22,750	3,368,365
							RSU(3)	04/27/18	21,330	3,158,120	—	—
							RSU(3)	04/25/19	16,240	2,404,494	—	—
							PSU(9)	04/25/19	12,947	1,916,933	—	—
							PSU(10)	04/25/19	13,171	1,950,098	—	—
							PSU(11)	04/25/19	—	—	11,375	1,684,183
							PSU(12)	01/14/20	—	—	5,413	801,449
____________________
(1) PSU awards to NEOs outstanding as of January 31, 2020 are as follows in the table below (“PSU Details Table”). The “Date Awarded” column reflects the date that the PSU grant was awarded by the CCG Committee. The “Date All Performance Targets Approved” column reflects the deemed grant date per ASC 718 and is the grant date reflected in the table. Based on guidance provided by the SEC, the “Table Reflects Shares Issuable (at Target or Maximum)” column reflects the number of shares that may be issued. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives.”

	Date Awarded	Date All Performance Targets Approved	Date Achievement Certified & Associated Conversion Ratio	Vesting Schedule	Table Reflects Shares Issuable (at Target, Maximum or Actual)
FY18 HC PSU Plan	May 2017			Vested April 1, 2020
(4)FY18 Tranche		April 2017	March 2018 @ 100%		Actual
(6)FY19 Tranche		April 2018	March 2019 @ 100%		Actual
(10)FY20 Tranche		April 2019	March 2020 @ 100%		Actual
FY18-FY20 3-year multiplier		April 2017	March 2020 @ 100%
Overall conversion ratio			1 PSU to 1 share Class A Stock
FY18 Operating PSU Plan	May 2017			Vested April 1, 2020
(5)FY18 Tranche		April 2017	March 2018 @ 187.1%		Actual
(7)FY19 Tranche		April 2018	March 2019 @ 142.8%		Actual
(9)FY20 Tranche		April 2019	March 2020 @ 78.6%		Actual
FY18-FY20 3-year multiplier		November 2017	March 2020 @ 125%
Overall conversion ratio			1 PSU to 1.702 shares Class A Stock
FY19 Operating PSU Plan	April 2018			To vest April 1, 2021, subject to achievement of threshold performance objectives and continued employment
(8)FY19 Tranche		April 2018	March 2019 @ 142.8%		Maximum
(11)FY20 Tranche		April 2019	March 2020 @ 78.6%		Target
FY21 Tranche		TBD	TBD		n/a
FY19-FY21 3-year multiplier		April 2018	TBD
Overall conversion ratio			TBD after FY21
FY20 Operating PSU Plan	April 2019			To vest April 1, 2022, subject to achievement of threshold performance objectives and continued employment
(12)FY20 Tranche		April 2019	March 2020 @ 78.6%		Target
FY21 Tranche		TBD	TBD		n/a
FY22 Tranche		TBD	TBD		n/a
FY20-FY22 3-year multiplier		January 2020	TBD
Overall conversion ratio			TBD after FY22
(13)FY20 TSR PSU Plan	May 2019	April 2019	TBD	See footnote 16	Target
Overall conversion ratio			TBD after April 30, 2023

(2) Options vested over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every month thereafter.
(3) RSUs vest over four years, with 25% vested on the first anniversary of the first day of the month the RSUs were granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(4) - (13) See the footnote references in the PSU Details Table set forth above.
(14) Options vested over four years, with 25% vested on the first anniversary of the first day of the month the option was granted and the remaining shares vesting ratably every month thereafter, subject to continued employment.
(15) Options vested over four years, with 25% vested on June 1, 2014 and the remaining shares vested ratably each month thereafter.
(16) Vesting in the FY20 TSR PSU is subject to continued service, and no shares will be issued if actual performance is below minimum threshold performance levels. Fifty percent of such shares are eligible to vest on June 1, 2023, provided that the Class A Stock 90-day VWAP ending on the second trading day prior to the vesting date is higher than the Class A Stock price on April 30, 2019 (“Base Stock Price”). Any remaining unvested shares are eligible to vest on June 1, 2024, provided that the Class A Stock 90-day VWAP ending on the second trading day prior to the vesting date is higher than the Base Stock Price.

Option Exercises and Stock Vested
The following table sets forth information regarding stock options exercised and stock awards vested for our NEOs during the fiscal year ended January 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Patrick Gelsinger	61,086	6,714,712	406,713	72,436,028
Zane Rowe	—	—	225,738	40,442,241(3)
Sanjay Poonen	55,000	6,327,500	203,640	35,113,256
Rangarajan (Raghu) Raghuram	34,782	3,528,652	194,912	33,598,180
Rajiv Ramaswami	—	—	148,730	26,626,481
____________________
(1) Amounts represent the difference between the exercise price and the fair market value of Class A Stock on the date of exercise for each option multiplied by the number of options exercised on each such date. Fair market value has been determined based on the closing price of Class A Stock on the NYSE on the exercise date.
(2) Amounts represent the fair market value of the Class A Stock, on the applicable vesting date, multiplied by the number of shares of PSUs and RSUs vested on each such date. Fair market value is determined based on the closing price of Class A Stock on the NYSE on the vesting date. For vesting dates that do not fall on a trading day, fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
(3) Includes $220,534 paid to Mr. Rowe in FY20 in dividend equivalents on unvested EMC stock awards that accumulated and should have been accelerated and paid out in September 2016 upon the closing of the Dell Acquisition.
Nonqualified Deferred Compensation
In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any), and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for his or her deferrals to be treated as if invested in one or more mutual funds, which approximate those of our 401(k) plan. Amounts deferred by each participant under the program are added to their ongoing balance and adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.
Participants are generally eligible to receive payment of his or her contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive his or her payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of January 31, 2020.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Patrick Gelsinger	12,500	507,658	4,081,621
Zane Rowe	—	—	—
Sanjay Poonen	214,229	6,505	226,697
Rangarajan (Raghu) Raghuram	—	179,965	1,221,296
Rajiv Ramaswami	—	—	—
____________________
(1) Represents executive contribution amounts that are also reported as compensation in the “Summary Compensation Table” during FY20.
(2) Earnings shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3) Includes the following amounts reported in the summary compensation table for prior years (FY14-19): $3,192,572 for Mr. Gelsinger, $5,833 for Mr. Poonen and $868,925 for Mr. Raghuram.
Potential Payments upon Termination or Change in Control
Potential Payments Table
The following table shows the potential payments and benefits that would have been provided upon termination under each of the scenarios discussed above if such termination had occurred on January 31, 2020. The actual amounts to be paid can only be determined at the time of the termination of employment. Excluded are benefits of equal value provided to all employees, such as payments upon an employee’s death.

	Termination Due to Death or Disability ($)	Without Cause/Resignation for Good Reason ($)			Change in Control: Qualifying Termination(1) ($)
Name	Acceleration of RSUs & PSUs(2)	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(4)	Total	Acceleration of RSUs & PSUs(5)	Cash Severance Payment(6)	Total
Patrick Gelsinger	73,686,649	33,670,176	2,763,170	36,433,346	58,916,628	5,539,509	64,456,137
Zane Rowe	34,941,271	20,243,800	1,517,958	21,761,758	38,195,040	2,290,406	40,485,446
Sanjay Poonen	28,552,334	20,186,204	1,419,215	21,605,419	31,600,148	2,143,235	33,743,383
Rangarajan (Raghu) Raghuram	30,564,174	20,900,149	1,417,958	22,318,107	33,817,940	2,140,406	35,958,346
Rajiv Ramaswami	30,547,295	21,949,006	1,417,958	23,366,964	33,801,063	2,140,406	35,941,469
____________________
(1) The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that each NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise and other taxes. Estimated amounts may materially differ from any actual amounts ultimately paid.
(2) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($148.06) on the NYSE on January 31, 2020. In the event of death or disability prior to any change of control, amounts attributable to PSUs assume target performance.

(3) Under the Severance Plan, amounts attributable to the aggregate value of the acceleration of vesting on the executive’s RSUs that would vest within one year are based on the closing price of the Class A Stock ($148.06) on the NYSE on January 31, 2020. Under the Severance Plan, amounts attributable to PSUs are based on the closing price of the Class A Stock ($148.06) and assume vesting acceleration of (i) individual performance tranches for which final performance had been certified which would be paid based on actual performance and (ii) PSUs that would vest within a year of termination, for which performance would be paid at target with respect to tranches that had not been certified. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement. PSUs that are eligible for tax deductibility under the transition rules of Section 162(m) of the Code are not subject to acceleration.
(4) Amounts shown represent a lump severance payment equaling the sum of annual cash compensation (of annual base salary and target bonus) and estimated monthly health insurance premiums (of 100% the monthly cost for 12 months) assuming a termination occurred on January 31, 2020.
(5) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($148.06) on the NYSE on January 31, 2020. Under the CIC Plan, amounts attributable to PSUs assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement. With respect to treatment of the FY20 TSR PSU under the CIC Plan, the amount shown does not include any payout to Mr. Gelsinger under his FY20 TSR PSU award because the threshold Class A Stock price for a payout to occur would not have been achieved on January 31, 2020. The FY20 TSR PSU provides that in the event of a qualifying termination following a change in control, the ratio at which the FY20 TSR PSU award converts into shares of Class A Stock is determined by the consideration paid per share of Class A Stock in the change in control and the Company’s relative TSR in comparison to the S&P Software & Services Select Industry Index (“Index”) measured through the effective date of the change in control. The threshold Class A Stock price for there to be any payout under the award is $306.20 and the threshold TSR requires performance between the 25th and 50th percentiles of the Index, in which case the PSU award would convert into 13,585 shares of Class A Stock. The number of Class A Stock shares issuable under the award scales up based on the change-in-control consideration to a maximum of 271,702 shares at a consideration per share price of $408.26 and TSR performance in the top quartile of the Index. For more information on the FY20 TSR PSU, see “Compensation Discussion and Analysis.”
(6) Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (of two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (of 150% the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming termination following a change in control occurred on January 31, 2020.
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (1) the annual total compensation of our CEO, to (2) the median of the annual total compensation of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Ratio
For FY20,

•	the median of the annual total compensation of all of our employees, other than our CEO, was $139,046;

•	our CEO’s annual total compensation, as reported in the “Summary Compensation Table” of this proxy statement, was $42,549,725; and

•	based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 306 to 1.
Identification of Median Employee
We selected December 31, 2019 as the date on which to determine our median employee. As permitted by SEC rules, in order to identify our median employee, we elected to use total target direct compensation, which we calculated as salary and target bonus as of December 31, 2019 and the target value of equity awards issued during the previous twelve months. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using average monthly foreign exchange rates for FY20.
To identify our median compensated employee, we then calculated the target total direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, due to our emphasis on pay for performance and the structure of our performance-based compensation for our CEO, his total direct compensation can be highly variable. During FY20, in order to directly align the achievement of such goals to appreciation in stockholder returns, we awarded a special performance stock unit (“PSU”) award to our CEO (the “TSR PSU Plan”) that requires stock price appreciation to at least $306.20 per share (a 50% appreciation from the grant date stock price) during the four-year period from the grant date in order for there to be any payout. The grant date fair value of the TSR PSU of $16,853,675 was included in our CEO’s total compensation and is the main factor in the increase in the CEO pay ratio from FY19. Removing the impact of the special grant, our CEO’s total compensation would have been $25,696,050, resulting in a CEO pay ratio of 185 to 1. The special TSR PSU provides substantial value that can only be realized if VMware’s stockholders achieved meaningful returns on their investment in VMware over a significant time frame. In light of the significant value of the TSR PSU, the CCG Committee incorporated safeguards into the award design so that the CEO will only realize value if VMware’s TSR performance is significant, sustained and market-competitive. Accordingly, although the CEO pay ratio increased significantly during FY20 the increase was driven primarily by the special TSR PSU award, the realizable value of which is tied to VMware’s stockholders’ realizing a significant return on their investment in VMware common stock.
Indemnification Agreements and Director and Officer Insurance
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy for our officers and directors.
COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The CCG Committee of VMware has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CCG Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation and Corporate Governance Committee
Paul Sagan, Chair
Anthony Bates
Marianne Brown
Michael Brown
DIRECTOR COMPENSATION
The CCG Committee evaluates the appropriate level and form of compensation for outside directors at least annually and recommends changes to the Board when appropriate. In June 2019, the CCG Committee reviewed a market analysis by FW Cook regarding outside director compensation and recommended to the Board that certain increases be made in order to align director compensation with market practice. Later in June 2019, the Board approved increases in compensation for service on and as Chair of the M&A Committee. During FY20, outside directors were eligible for the following compensation:

•	an annual retainer fee of $60,000;

•
additional annual compensation for service as chair of a standing committee as follows: $50,000 for the RPT Committee; $40,000 for the Audit and CCG Committees; and $25,000 for the M&A Committee (which was increased in June 2019 to $40,000);

•
additional annual compensation for services as a member of a standing committee as follows: $30,000 for the RPT Committee; $25,000 for the Audit and CCG Committees; and $15,000 for the M&A Committee (which was increased in June 2019 to $25,000); and

•	additional annual compensation of $100,000 for our Lead Director.
Outside directors may also receive compensation for service on ad hoc committees to the extent determined by the Board. For example, in February 2019 the Board established an ad hoc special committee, consisting of Director Karen Dykstra as Chair and Directors Michael Brown and Paul Sagan as members, and provided additional monthly compensation of $25,000 and $20,000, respectively, pro-rated to reflect the portion of the months in which the committee served. We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.
In addition, during FY20, outside directors were eligible to receive an annual RSU grant equal to a grant value of $260,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year. Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.
The CCG Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives equity grants from us is required to hold 5,000 shares of Class A Stock. If a director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.
We do not provide compensation to Messrs. Dell and Durban for their service on the Board because Mr. Dell is an officer of Dell and Mr. Durban can be deemed to have an ownership interest in Dell. Accordingly, Messrs. Dell and Durban are not subject to the stock ownership guidelines established for our outside directors.
Outside directors may elect to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. An outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service.
The table below summarizes the compensation earned by our outside directors for the fiscal year ended January 31, 2020:

Name	Fees Earned(1) ($)	Restricted Stock Unit Awards(2)(3) ($)	Total(4) ($)
Anthony Bates	123,640	228,966	352,606
Marianne Brown	34,121	176,163	210,284
Michael Brown	373,710	228,966	602,675
Donald Carty	85,000	228,966	313,966
Michael Dell	—	—	—
Egon Durban	—	—	—
Karen Dykstra	408,387	228,966	637,353
Paul Sagan	443,710	228,966	672,675
____________________
(1) Includes annual retainer for service on the Board and additional amounts, as applicable, for service as a standing committee member or chair, special committee member or chair and Lead Director for FY20.
(2) Amounts shown represent the grant date fair values computed in accordance with ASC 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended January 31, 2020, included in our Annual Report on Form 10-K filed with the SEC on March 26, 2020.
(3) On June 25, 2019, each of Directors Anthony Bates, Michael Brown, Karen Dykstra, Donald Carty and Paul Sagan was granted an award of 1,340 RSUs, with a grant date fair value of $170.87 in each case, computed in accordance with ASC 718, as described in footnote 2 to this table. On October 16, 2019, Director Marianne Brown, who joined the Board effective October 16, 2019, was granted an award of 1,156 RSUs, with a grant date fair value of $152.39, computed in accordance with ASC 718, as described in footnote 2 to this table.

(4) Totals may not sum due to rounding.
The table below shows the aggregate numbers of unvested VMware stock awards outstanding for each outside director as of January 31, 2020.

Name	Unvested Restricted Stock Unit Awards
Anthony Bates	670
Marianne Brown	771
Michael Brown	670
Donald Carty	670
Michael Dell(1)	—
Egon Durban(1)	—
Karen Dykstra	670
Paul Sagan	670
____________________
(1) Directors Michael Dell and Egon Durban do not receive any cash or equity compensation for their respective service on the Board.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock, including our controlling stockholder, Dell, through shares owned by EMC, an indirect, wholly owned subsidiary of Dell. We enter into these transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations. From time to time, we have engaged in transactions with our controlling stockholder to effect the sale or transfer of business assets, and we have also invested alongside our controlling stockholder in certain private company equity financing and joint ventures. Additionally, from time to time, we repurchase a portion of the shares of Class A Stock held by Dell directly from Dell.
We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Transactions with related persons are reviewed by the RPT Committee. From time to time, the Board may also appoint a special committee of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions with Dell.
The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Additionally, ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s IPO, in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the provisions set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest on the part of the Company being offered an opportunity to participate in certain corporate opportunities presented to Directors Dell, Durban and Sagan outside of their roles as directors of VMware. For more information, see the “Board of Directors, Independence and Committees—Board Independence” section of this proxy statement.
TRANSACTIONS WITH RELATED PERSONS
Our Relationship with Dell Technologies Inc. and EMC Corporation
Prior to our IPO in August 2007, we operated as a wholly owned subsidiary of EMC. In September 2016, Dell completed the Dell Acquisition, and EMC became a wholly owned indirect subsidiary of Dell. EMC continues to be our majority stockholder, and we are considered a “controlled company” under the NYSE Rules. Dell, through its ownership of EMC, has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors. In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the aggregate number of outstanding shares of our Class A Stock and Class B Stock, the prior affirmative vote or written consent of EMC as the holder of our Class B Stock or its successor-in-interest will be required in order to authorize a number of significant actions.
As of the close of business on the Record Date, EMC directly or indirectly owned approximately 80.6% of our common stock (approximately 27.4% of the Class A Stock and 100% of the Class B Stock). Accordingly, Dell controlled approximately 97.4% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of the Board and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock.
As described in “Our Board of Directors and Nominees,” the Chairman of our Board, Michael Dell, is the Chairman and CEO of Dell and the CEO of EMC. Unless otherwise indicated, all references to Dell in this “—Transactions with Related Persons” section are to Dell and its consolidated subsidiaries (including EMC and, prior to its acquisition by us in December 2019, Pivotal—see discussion below).
Our results of operations and financial position are consolidated with Dell’s financial statements. We continue to receive various administrative services from Dell, we have entered into agreements regarding Dell’s and our respective intellectual property and real estate, we and Dell sell goods and services as vendors to one another and Dell resells our products and services to third-party customers. Our current relationship with Dell includes the aspects listed below.

•	Dell, through its ownership of EMC, is our controlling stockholder and, as such, has certain rights under our charter documents.

•	A master transaction agreement, together with ancillary agreements, that governs many aspects of our business relationship with Dell.

•
Our obligations as a member of the U.S. federal consolidated tax group of which Dell is the parent and EMC and VMware are members, and in certain consolidated, combined or unitary groups that include Dell or certain of its subsidiaries, or both, for state and local income tax purposes, are governed by a tax sharing agreement that we amended in connection with the Dell Acquisition to include Dell (the “Tax Sharing Agreement”). In FY20, we paid $159 million in income taxes to Dell for our portion of Dell’s consolidated federal income taxes, pursuant to our tax sharing agreement with Dell.

•	The Company and Dell are parties to a letter agreement that provides for a continuation of strong independent governance for us and our stockholders, including the following:

–
A provision requiring that any future request from Dell or any of its affiliates (in each case in its capacity as a stockholder) that we issue a special dividend to holders of our common stock shall be subject to review by, and a recommendation in favor thereof from, a special committee of our Board comprised solely of independent directors.

–
A provision providing that Dell and its affiliates shall not directly or indirectly purchase or otherwise acquire any shares of our common stock if such transaction would result in our common stock no longer being publicly traded on a U.S. securities exchange or we no longer being required to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, unless (i) such transaction has been approved in advance by a special committee of our Board comprised solely of independent and disinterested directors or (ii) such acquisition of our common stock is by Dell or its subsidiaries and is required in order for us to be a member of the affiliated group of corporations filing a consolidated tax return with Dell.

The letter agreement terminates on the earlier of (i) the 10-year anniversary of the date of the letter agreement (July 1, 2028) and (ii) the date that no shares of Class A Stock, or any other class or series of securities into which such shares may convert or otherwise become, remain outstanding (other than shares beneficially owned, directly or indirectly, by Dell and its affiliates).

•
Dell continues to hold one note payable by us that we amended most recently with EMC in 2014. The note has a principal amount of $270 million and is due December 1, 2022. The note bears interest, payable quarterly in arrears, at the annual rate of 1.75%. VMware may repay the note, without penalty or premium, at any time.

•	We contract for certain services from Dell subsidiaries in geographic regions where we do not have legal entities established.

•
Pursuant to ongoing original equipment manufacturer and reseller arrangements with Dell, Dell integrates or bundles our products and services with Dell’s products and sells them to end users. Dell also acts as a distributor, purchasing our standalone products and services for resale to end-user customers through VMware-authorized resellers. In addition, we provide professional services to end users based upon contractual agreements with Dell. Bookings through Dell sales channels have grown more rapidly than through non-Dell resellers and distributors, and Dell sales channels in aggregate comprise the largest route-to-market for our sales. During FY20, revenue from Dell, including purchases of products and services directly from us, as well as through our channel partners, accounted for 31% of our consolidated revenue. These purchases included Dell selling joint solutions as an OEM which accounted for 12% of revenue from Dell, or 4% of our consolidated revenue. The remaining revenue from Dell consisted of Dell fulfilling as a distributor to other non-Dell resellers, reselling products and services as a reseller or utilizing for their own internal use.

•	Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.

•
From time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.

•	We transact ongoing business with Dell to collaborate on technology projects.

•
From time to time, we engage in transactions with Dell to effect the sale or transfer of business assets, and we have also invested alongside Dell in certain private company equity financing and joint ventures.

Additionally, during 2019, we acquired all of the outstanding shares of Pivotal Software, Inc. (“Pivotal”), which was also a majority-owned subsidiary of Dell, pursuant to a merger agreement that we entered into with Pivotal in August 2019 and was consummated in December 2019. Under the terms of the transaction, Pivotal’s Class A common stockholders were entitled to receive $15.00 per share in cash for each share held, and Pivotal’s Class B common stockholder, Dell, received approximately 7.2 million shares of VMware Class B Stock, based upon an exchange ratio of 0.0550 shares of VMware Class B Stock for each share of Pivotal Class B common stock.

In connection with the transaction, our Board appointed a special committee of independent and disinterested directors consisting of Mr. Sagan, Mr. Brown and Ms. Dykstra that was authorized to, among other things, negotiate, evaluate and approve or disapprove potential transactions with Pivotal. Pivotal also appointed a special committee of its independent and disinterested directors authorized to, among other things, negotiate, evaluate and approve or disapprove a potential transaction with VMware. The transaction was approved by the VMware Board acting upon the unanimous recommendation of our special committee and the Pivotal board of directors, acting upon the unanimous recommendation of the Pivotal special committee.

In connection with the Pivotal acquisition, VMware and Dell also amended and restated the Tax Sharing Agreement to provide, among other things, that VMware’s tax liability for its share of the Dell consolidated or combined group’s tax liability for any tax period will not exceed the amount of the tax liability that VMware would have incurred had VMware and its affiliates not been a part of such consolidated or combined group.

The Company’s tax liability for amounts pursuant to Section 965 of the Internal Revenue Code, as amended, shall be solely governed by the Section 965 Letter Agreement dated April 1, 2019 (which agreement was filed by the Company on Form 10-Q for the period ended May 3, 2019).
Information on the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with Dell” section of our FY20 Annual Report on Form 10-K filed with the SEC on March 26, 2020. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.
Other Transactions with Related Persons
A brother of Sanjay Poonen, VMware’s COO, Customer Operations, is employed by VMware in its cloud security and service management business. During FY20, Mr. Poonen’s brother received a base salary of $251,404 and an annual bonus of $83,802. Mr. Poonen’s brother also received an equity award for RSUs with a value of $347,014. The award vests ratably over four years in accordance with VMware’s standard equity grant vesting schedule.
AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for fiscal year 2020. The Audit Committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its fiscal year 2020 for filing with the SEC.
Submitted by the Audit Committee
Michael Brown, Chair
Donald Carty
Karen Dykstra
Paul Sagan

INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
Our stockholders are invited to participate in our 2020 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting,
The Annual Meeting will take place on Wednesday, July 15, 2020 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW2020. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about May 28, 2020.
What is included in these materials?
These materials include:

•	our proxy statement for the Annual Meeting; and

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.
How can I participate in the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on May 18, 2020, the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting, submit your questions and vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2020 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.
Why is this Annual Meeting only virtual?
We are excited to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in the Annual Meeting, submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/VMW2020 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call: Toll Free (800) 586-1548; or International Toll (303) 562-9288.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet.
We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about May 28, 2020.
Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice.
In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:

•	view our proxy materials for the Annual Meeting via the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on the Investor Relations page of our website at http://ir.vmware.com and at www.proxyvote.com where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).
How can I obtain a separate set of voting materials?
If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2020 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.
You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to www.proxyvote.com and request a copy, (2) email IR@vmware.com and request a copy, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

How many votes must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Except with respect to the election of our Class I, Group I directors, holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. For the election of the Class I, Group I director nominees, holders of a majority of the outstanding shares of Class B Stock, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 3) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Who may vote at the Annual Meeting?
If you owned VMware’s Class A Stock or Class B Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. We have two classes of authorized common stock: Class A Stock and Class B Stock. As of the close of business on the Record Date, VMware had 419,128,163 shares of common stock outstanding and entitled to vote, of which 111,906,327 shares are Class A Stock and 307,221,836 shares are Class B Stock.
A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?
Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.
Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
What items will be voted on at the Annual Meeting?
There are three items that are scheduled to be voted on at the Annual Meeting:

•
election of three members nominated by us to our Board to serve as Class I directors, of which two are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class, each for a three-year term expiring at the 2023 Annual Meeting;

•	an advisory vote to approve named executive officer compensation; and

•	ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending January 29, 2021.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.

What are the Board of Directors’ voting recommendations?
The Board recommends that our stockholders vote:

•
FOR Proposal 1, the election of the Class I directors, of which two are Group I director nominees (to be elected by our Class B common stockholders) and one is a Group II director (to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class), as listed under “Election of Directors,” to serve until their successors are elected and qualified;

•
FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement; and

•	FOR Proposal 3, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending January 29, 2021.
The Board expects Dell, which controls all our Class B Stock, to vote in accordance with the recommendations made by the Board for each of the three proposals. Dell has the voting power to approve all proposals to be voted on at the Annual Meeting. Based on its ownership as of the Record Date, Dell holds approximately 80.6% of the outstanding shares of VMware’s common stock, representing approximately 97.4% of the combined voting power of our common stock.
Is any other business scheduled to be presented for consideration at the Annual Meeting?
As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before the Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Class A common stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on March 27, 2020. However, Dell is entitled to propose business to be considered at any meeting of stockholders without compliance with the notice requirements and procedures of our bylaws. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.
The enclosed form of proxy gives each of Mr. Rowe, our CFO and Executive Vice President, and Amy Fliegelman Olli, our Senior Vice President, General Counsel and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.
How much voting power does Dell have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?
As of the Record Date, Dell, our parent company and controlling stockholder, controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.4%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. As such, Dell is entitled to ten votes per share, except in relation to the election of the Class I, Group II director, in which it is entitled to one vote per share. The election of the Class I, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.
EMC, VMW Holdco and EMC Equity Assets are indirect, wholly owned subsidiaries of Dell. Two members of the Board—Michael Dell and Egon Durban—also serve as members of the board of directors of Dell. Mr. Dell, VMware’s Chairman, is also the Chairman and CEO of each of Dell, EMC and VMW Holdco and the CEO of EMC Equity Assets.
How can I vote my shares during the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater access. Stockholders may participate in and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2020 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I vote my shares prior to or without participating in the Annual Meeting?
All Class A common stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:

•	via the Internet prior to the meeting at www.proxyvote.com (please see your proxy card or Proxy Notice for instructions);

•	by phone (please see your proxy card for instructions); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.
If you submit your vote via the Internet, you may also elect to receive future proxy and other materials electronically by following the relevant instructions when you vote. You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on July 14, 2020. For a discussion of how to vote using the Internet during the meeting, see “—How can I vote my shares during the Annual Meeting?”
We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.
If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “—What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.
What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?
A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 3 at this Annual Meeting).

Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.
The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass(1)	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non- votes on proposal outcome	Votes per share per class
1	Election of Class I, Group I Directors	Non-routine	Majority of Class B votes cast are cast “FOR” each nominee	No effect	No(2)	No effect	B:10
	Election of Class I, Group II Director	Non-routine	Majority of Class A and Class B votes are cast “FOR” the nominee	No effect	Yes	No effect	A:1 B:1
2	Advisory vote to approve NEO Compensation	Non-routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	Yes	No effect	A:1 B:10
3	Ratification of selection of Independent Auditor	Routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	No	Not Applicable	A:1 B:10
____________________
(1) Except in cases where Class B Stock has a separate vote, the Class A Stock and Class B Stock vote together as a single class.
(2) Election of Class I, Group I directors may only be voted on by EMC, VMW Holdco and EMC Equity Assets, as the holders of all of our outstanding shares of Class B Stock. Each of EMC, VMW Holdco and EMC Equity Assets is a stockholder of record of our Class B Stock, and no shares of our Class B Stock are held in street name. Therefore, broker non-votes are not applicable to the election of Class I, Group I directors.
Can I change or revoke my proxy after I have voted?
You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:

•	participating in and voting during the Annual Meeting;

•	signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or

•
sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.
Who is paying for the cost of this proxy solicitation?
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.
Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?
VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.
How do I contact VMware’s Board of Directors?
The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the CCG Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the CCG Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the CCG Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.
Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.

What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?
To be eligible for inclusion in VMware’s proxy statement for the 2021 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than January 28, 2021. Stockholder proposals should be addressed to: VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the deadline to propose actions for consideration at the 2021 Annual Meeting or to nominate individuals to serve as directors?
Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board, a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.
Any holder of our Class A Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2021 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after March 17, 2021 and no later than April 16, 2021.
Our bylaws also provide that until such time that Dell ceases to hold at least a majority of the voting power of our Class A Stock and Class B Stock voting together as a single class, Dell is entitled to propose business to be considered at any meeting of stockholders and to nominate persons for election to the Board without compliance with the notice procedure described in the two preceding paragraphs.
These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at http://www.sec.gov.
10-K REPORT
A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at http://ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

AMY FLIEGELMAN OLLI
Senior Vice President, General Counsel and Secretary
Palo Alto, California
May 28, 2020

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 31, 2020
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Non-GAAP, as adjusted(1)
Operating expenses(2):
Cost of license revenue	$166	(1)	—	(89)	—	—	—	$76
Cost of subscription and SaaS revenue	$400	(13)	—	(103)	—	—	—	$285
Cost of services revenue	$1,233	(83)	(2)	(2)	—	—	—	$1,147
Research and development	$2,522	(459)	(3)	(1)	—	—	—	$2,058
Sales and marketing	$3,677	(293)	(6)	(105)	—	—	—	$3,273
General and administrative	$1,293	(168)	(3)	—	—	(173)	(237)	$711
Realignment and loss on disposition	$79	—	—	—	(79)	—	—	$—
Operating income	$1,441	1,017	14	300	79	173	237	$3,261
Operating margin(1)	13.3%	9.4%	0.1%	2.8%	0.7%	1.6%	2.2%	30.2%
____________________
(1) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
(2) Cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended February 1, 2019

(amounts in millions)
(unaudited)

	GAAP(1)	Stock-Based Compensation(1)	Employer Payroll Taxes on Employee Stock Transactions(1)	Intangible Amortization(1)	Acquisition, Disposition and Other Items(1)	Non-GAAP, as adjusted(1)(2)
Operating expenses(3):
Cost of license revenue	$150	(1)	—	(85)	—	$64
Cost of subscription and SaaS revenue	$280	(7)	—	(89)	—	$184
Cost of services revenue	$1,122	(58)	(1)	(3)	(2)	$1,058
Research and development	$2,173	(391)	(1)	—	(3)	$1,778
Sales and marketing	$3,230	(226)	(4)	(64)	(1)	$2,935
General and administrative	$846	(117)	(1)	—	(82)	$646
Realignment and loss on disposition	$9	—	—	—	(9)	$—
Operating income	$1,803	800	7	241	97	$2,948
Operating margin(2)	18.8%	8.3%	0.1%	2.5%	1.0%	30.7%
____________________
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.
(2) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.

(3) Cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.
About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this filing the non-GAAP financial measures FY19 and FY20 non-GAAP operating income and non-GAAP operating margin. VMware has provided a reconciliation of each non-GAAP financial measure used in this disclosure to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and certain litigation and other contingencies, each as discussed below.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

–	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

–	Costs associated with integrating acquired businesses.

–	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

–	Gains or losses on equity investments, whether realized or unrealized.

–	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

–
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•
Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

VMWARE, INC.
3401 HILLVIEW AVE.
PALO ALTO, CA 94304

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VMW2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D17166-P35422

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Election of Director			
Nominee:			
1a. Anthony Bates	☐	☐	☐
2. An advisory vote to approve named executive officer compensation, as described in VMware's Proxy Statement.	☐	☐	☐
3. To ratify the selection by the Audit Committee of VMware's Board of Directors of PricewaterhouseCoopers LLP as VMware's independent auditor for the fiscal year ending January 29, 2021.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D17167-P35422

ANNUAL MEETING OF STOCKHOLDERS, JULY 15, 2020
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Senior Vice President, General Counsel and Secretary, and either of them, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on July 15, 2020, at 8:30 a.m., Pacific time, via the internet at www.virtualshareholdermeeting.com/VMW2020 and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEE FOR DIRECTOR (PROPOSAL 1), "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE'S PROXY STATEMENT (PROPOSAL 2), AND "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 29, 2021 (PROPOSAL 3). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued on reverse side